SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the registrant       ☑
Filed by a party other than the registrant       ☐

Check the appropriate box:

☐	Preliminary proxy statement.

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

☑	Definitive proxy statement.

☐	Definitive additional materials.

☐	Soliciting material pursuant to §240.14a-12.

VERITAS Software Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of filing fee (check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders:

      You are cordially invited to attend the 2004 annual meeting of stockholders of VERITAS Software Corporation. The meeting will be held at our executive offices located at 350 Ellis Street, Mountain View, California 94043 on Wednesday, August 25, 2004, beginning at 8:30 a.m. Pacific Time. We are holding the meeting to:

1.	Elect three Class C directors to our board of directors, each to serve for a term of three years;

2.	Approve the amended and restated VERITAS Software Corporation 2003 Stock Incentive Plan;

3.	Ratify our board of directors’ selection of KPMG LLP as our independent accountants for our current fiscal year; and

4.	Transact any other business as may properly come before the meeting or any adjournment or postponement of the meeting.

      All of these actions are more fully described in the proxy statement accompanying this notice.

      Only stockholders who owned our stock at the close of business on Monday, June 28, 2004 may vote at the meeting or at any adjournment or postponement of the meeting. Whether or not you plan to attend the meeting, please submit a proxy by telephone, Internet or mail so that your shares may be represented at the meeting. You may vote in person at the meeting, even if you have already submitted a proxy. A list of stockholders eligible to vote at the meeting will be available for review during our regular business hours at our headquarters in Mountain View for at least ten days prior to the meeting for any purpose related to the meeting.

Sincerely,

Gary L. Bloom
Chairman of the Board, President and Chief Executive Officer

Mountain View, California
July 23, 2004

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
Information about Solicitation and Voting
ABOUT THE MEETING
CORPORATE GOVERNANCE PRINCIPLES AND DIRECTOR INDEPENDENCE
BOARD COMMITTEES AND THEIR FUNCTIONS
DIRECTOR NOMINATION AND COMMUNICATION WITH DIRECTORS
PROPOSAL NO. 1
ELECTION OF DIRECTORS
PROPOSAL NO. 2
AMENDMENT AND RESTATEMENT OF 2003 STOCK INCENTIVE PLAN
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL NO. 3 RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
OUR EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
STOCK PRICE PERFORMANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
ADDITIONAL INFORMATION
OTHER MATTERS
Appendix A
Appendix B

VERITAS Software Corporation

PROXY STATEMENT

Information about Solicitation and Voting

      Our board of directors is soliciting your proxy for our 2004 annual meeting of stockholders. The meeting will be held at our principal executive offices located at 350 Ellis Street, Mountain View, California 94043 on Wednesday, August 25, 2004, beginning at 8:30 a.m. Pacific Time. Our telephone number is (650) 527-8000. We intend to mail proxy materials for the meeting, which include this proxy statement, the attached proxy card and our 2003 annual report to stockholders, on or about July 23, 2004 to all stockholders entitled to vote at the meeting.

      This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

ABOUT THE MEETING

Q:	What is the purpose of the annual meeting?

A:	At our annual meeting, stockholders will act upon the proposals described in this proxy statement. In addition, management will report on the performance of VERITAS Software and respond to questions from stockholders.

Q:             What proposals are scheduled to be voted on at the meeting?

A:	There are three proposals scheduled for a vote. They are:

•	Proposal No. 1: To elect three Class C directors to our board of directors, each to serve for a term of three years;

•	Proposal No. 2: To approve the amended and restated VERITAS Software Corporation 2003 Stock Incentive Plan; and

• Proposal No. 3: To ratify our board of directors’ selection of KPMG LLP as our independent accountants for our current fiscal year.

Q:	Who can vote at the meeting?

A:	The record date for the meeting is June 28, 2004. You are entitled to vote at the meeting if you owned our common stock at the close of business on the record date. As of the record date, there were 432,444,235 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on June 28, 2004 your shares were registered directly in your name with our transfer agent, Mellon Investor Services, then you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by Mellon Investor Services on behalf of VERITAS Software. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee

If on June 28, 2004 your shares were held electronically in an account with a brokerage firm, bank, or similar organization, then you are the beneficial owner of the shares held in street name, and these proxy materials are being forwarded to you by that organization. As a beneficial owner, you have the right to direct your broker, bank or similar organization how to vote the shares held in your account, and the organization has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the meeting. Because you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the meeting.

Q:  How do I vote?

A:	You may either vote “For” all of the nominees to the board of directors or you may abstain from voting for any nominee you specify. For any other matter to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting in person if you have already voted by proxy.

• To vote in person, come to the meeting, and we will give you a ballot when you arrive.

• To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card before the meeting, we will vote your shares as you direct.

• To vote via the Internet or by telephone, you can vote via the Internet at www.eproxy.com/vrts or telephonically by calling the telephone number shown on your proxy card. Votes submitted via the Internet or by telephone must be received by 11:59 pm, Eastern Time, on August 24, 2004. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the meeting.

Beneficial Owner: Shares Registered in the Name of Broker or Nominee

Beneficial owners whose stock is held in street name receive voting instruction forms directly from their brokers, banks or similar organizations, rather than from the attached proxy card. A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that allows beneficial holders to grant proxies and vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at ADP Investor Communication Services’ web site at www.proxyvote.com.

Votes submitted via the Internet or by telephone must be received by 11:59 pm, Eastern Time, on August 24, 2004. Submitting your proxy via the Internet or telephone will not affect your right to vote in person should you decide to attend the meeting.

Q:  How many votes do I have?

A:	Each holder of record of our common stock as of June 28, 2004 will be entitled to one vote for each share of common stock held on that date. In addition, the holder of record of the single outstanding share of Special Voting Stock will be entitled to 58,770 votes, which is equal to the number of exchangeable non-voting shares of TeleBackup Exchangeco Inc., an Alberta corporation, as of the record date. This single share of Special Voting Stock was acquired by the record holder in connection with our acquisition of TeleBackup Systems, Inc., an Alberta corporation, in 1999.

Q:  What if I return a proxy card but do not make specific choices?

A:	All proxies will be voted in accordance with the instructions specified on the enclosed proxy card. If you sign your proxy card with no additional instructions, your shares will be voted in accordance with the recommendations of our board of directors. If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting. Voting results will be tabulated and certified by our transfer agent, Mellon Investor Services LLC.

Q:  Who is paying for this proxy solicitation?

A:	We will bear the entire cost of soliciting proxies, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. We may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their costs of forwarding proxy and solicitation materials to beneficial owners.

Q:  What does it mean if I receive more than one proxy card?

A:	If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Q:  How can I change my vote after submitting my proxy?

A:	If you are the shareholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our corporate secretary at our principal executive offices prior to your shares being voted, or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank or similar organization or, if you have obtained a legal proxy from that organization giving you the right to vote your shares, by attending the meeting and voting in person.

Q:  What is the quorum requirement for the meeting?

A:	A majority of our outstanding shares as of the record date must be present in person or represented by proxy at the meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present in person or represented by proxy at the meeting if you are present in person at the meeting or if you have properly submitted a proxy by telephone, Internet or mail.

Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

Q:  What is the vote required for each proposal?

A:	For the election of directors under Proposal No. 1, the three Class C nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Abstentions and broker non-votes will have no effect.

To be approved, Proposal No. 2, approving the amended and restated VERITAS Software Corporation 2003 Stock Incentive Plan, must receive “For” votes from a majority of the shares present and entitled to vote, either in person or by proxy. Abstentions will have the same effect as “Against” votes, but broker non-votes will have no effect.

To be approved, Proposal No. 3, ratifying the selection by the audit committee of the board of directors of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2004, must receive a “For” vote from a majority of shares present and entitled to vote, either in person or by proxy, that are voted for or against the proposal. Abstentions and broker non-votes will have no effect.

Q:  What are the recommendations of our board of directors?

A:	Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. Our board of directors’ recommendation is set forth together with the description of each proposal in this proxy statement. In summary, our board of directors recommends a vote:

• FOR the election of the three nominated Class C directors to our board of directors (see Proposal No. 1);

• FOR approval of the amended and restated VERITAS Software Corporation 2003 Stock Incentive Plan (see Proposal No. 2); and

• FOR ratification of the appointment of KPMG LLP as our independent accountants for our current fiscal year (see Proposal No. 3).

Q:  Where can I find the voting results?

A:	The preliminary voting results will be announced at the annual meeting of stockholders. The final results will be published in our quarterly report on Form 10-Q for the third quarter of 2004.

CORPORATE GOVERNANCE PRINCIPLES AND DIRECTOR INDEPENDENCE

      VERITAS Software is strongly committed to good corporate governance practices. These practices provide an important framework within which our board of directors and management can pursue our strategic objectives and ensure our long-term vitality for the benefit of our stockholders.

Corporate Governance Principles

      Our corporate governance principles are available on our Internet website, which is located at http://www.veritas.com, in the “Investor Relations” section of “About Us.” These corporate governance principles are reviewed annually by our corporate governance and nominating (CGN) committee, and changes are recommended to the board of directors for approval as appropriate. The fundamental premise of our corporate governance principles is the independent nature of our board of directors and its responsibility to our stockholders.

Board Independence

      Our board of directors believes that a majority of its members should be independent directors. Currently, our board of directors is comprised of seven independent directors. All committees of the board of directors are composed entirely of independent directors.

      To determine director independence, our board of directors uses the standards established by the NASDAQ Stock Market. Under NASDAQ rules, an independent director is a director who is not an officer or employee, and who does not have any relationship that the board of directors believes would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director.

      A director is not considered independent if:

•	he or she is currently employed by us, or has been employed by us at any time during the past three years;

•	he or she has accepted, or has an immediate family member who accepted, any payments from us in excess of $60,000 during the current, or any of the past three fiscal years, other than for compensation for services as a director;

•	he or she is an immediate family member of an individual who is, or at any time during the past three years was, employed by us as an executive officer;

•	he or she is, or has an immediate family member who is, a partner, controlling stockholder, or executive officer of any organization to which we made, or from which we received, payments, in the current or any of the past three fiscal years, that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is greater;

•	he or she is, or has an immediate family member who is, employed as an executive officer of another entity where, at any time during the past three years, any of our executive officers served on the compensation committee of the other entity (a compensation committee interlock); or

•	he or she is, or has an immediate family member who is, a current partner of KPMG LLP, our independent registered public accounting firm, or was a partner or employee of KPMG who worked on our audit at any time during the past three years.

      Director affiliations and transactions are regularly reviewed by our CGN committee to ensure there are no conflicts or relationships that might impair a director’s independence from us and our management. Based on this review and consistent with our independence criteria, the board of directors has affirmatively determined that the following seven non-employee directors, constituting a majority of the board of directors, are independent from management: Steven D. Brooks, Michael Brown, Kurt J. Lauk, Joseph D. Rizzi, David J. Roux, Carolyn M. Ticknor and V. Paul Unruh. The board of directors has also determined that all committees of the board are composed entirely of independent directors.

Board Composition

      We believe that our directors should possess the highest level of personal and professional ethics, integrity and values. They should have broad experience at the policy-making and managerial level in business, technology, education, government or public interest. Directors are expected to devote sufficient time and attention to carrying out their director duties and responsibilities to us and to ensure that their other responsibilities do not materially interfere with their responsibilities as a member of our board. In particular, directors are expected to limit their service on other boards to a reasonable number in order to ensure that they have the ability to devote the amount of time and attention necessary to provide meaningful participation as a member of our board.

      Director nominees are approved by the full board of directors, based on the review and recommendation of the CGN committee, which process is discussed in more detail under “Director Nomination and Communication with Directors,” below.

Board Performance and Operations

      Our board of directors held 12 meetings in 2003 and acted by unanimous written consent three times. Except for Mark Leslie, who resigned as a director effective May 31, 2004, each director attended at least 75% of the meetings of our board of directors that were held during the time he or she was a director in 2003.

      After each regularly scheduled board meeting, the independent members of our board hold a separate closed meeting that employee and affiliated directors and other members of management may not attend, referred to as an “executive session.” In general, these executive sessions are used to discuss such topics as the independent directors deem necessary or appropriate. At least annually, the independent directors will hold an executive session to evaluate the chief executive officer’s performance and compensation.

      Master board and committee agendas and checklists covering recurring items are prepared annually for planning purposes. Specific agendas and topics for board of directors and committee meetings are developed through discussions between management and members of the board and its committees. Information and data that is important to the issues to be considered are distributed in advance of each meeting. Board of directors meetings and background materials focus on key strategic, operational, financial, governance and compliance matters applicable to us, including the following:

•	Reviewing annual and longer-term strategic and business plans;

•	Reviewing key product, industry and competitive issues;

•	Reviewing and determining the independence of our directors;

•	Reviewing and determining the qualifications of directors to serve as members of committees, including the financial expertise of members of the audit committee;

•	Selecting and approving director nominees;

•	Selecting, evaluating and compensating the chief executive officer;

•	Reviewing succession planning for the chief executive officer;

•	Reviewing and approving material investments or divestitures, strategic transactions and other significant transactions that are not in the ordinary course of business;

•	Evaluating the performance of the board of directors;

•	Overseeing our compliance with legal requirements and ethical standards; and

•	Overseeing our financial results.

      Our board of directors and its committees are free to engage independent outside financial, legal and other advisors as they deem necessary to provide advice and counsel on various topics or issues, and are provided full access to our officers and employees.

      A formal board evaluation covering board operations and performance, with written evaluations from each board member, is conducted annually by the CGN committee to enhance board effectiveness. Appropriate changes are recommended by the CGN committee for approval by the full board as appropriate.

Code of Ethics

      We are committed to conducting business in a fair, ethical and legal manner at every level of our organization and at every location where we do business. In an effort to clearly define our standards of excellence, we have established the VERITAS Software Standards of Business Conduct. These standards apply to all of our directors, officers and employees. A copy of our Standards of Business Conduct is available on our Internet website, which is located at http://www.veritas.com, in the “Investor Relations” section of “About Us.”

      In addition, we are dedicated to ensuring compliance with the highest standards of financial accounting and reporting and have the utmost confidence in our financial reporting, underlying systems of internal controls and our financial employees. Our financial employees operate under the highest level of ethical standards, which are embodied in our Financial Code of Ethics. Our Financial Code of Ethics applies to our chief executive officer, chief financial officer and other members of our finance department. A copy of our Financial Code of Ethics is available on our Internet website, which is located at http://www.veritas.com, in the “Investor Relations” section of “About Us.”

      We intend to disclose any amendments or waivers to our Standards of Business Conduct and Financial Code of Ethics on our Internet website, which is located at http://www.veritas.com, promptly following the date of any such amendment or waiver.

BOARD COMMITTEES AND THEIR FUNCTIONS

      Our board of directors has an audit committee, a compensation committee and a corporate governance and nominating (CGN) committee. Committee responsibilities are detailed in written charters, and reports of committee meetings are provided to the full board of directors, which acts on committee recommendations as appropriate. Our committee charters are located on our Internet website, which is located at http://www.veritas.com, in the “Investor Relations” section of “About Us.”

      Each director attended at least 75% of the meetings of each of the committees of our board of directors on which he or she served that were held during the time he or she was a director in 2003.

Audit Committee

Members:	Steven D. Brooks David J. Roux* V. Paul Unruh (Chair)**
* Mr. Roux joined the committee in November 2003. ** Mr. Unruh joined the committee in May 2003 and was appointed chair in November 2003.

Independence:	Each member is an independent director as defined by current NASDAQ Stock Market listing standards for audit committee membership.

Number of Meetings in Fiscal Year 2003:	Twelve The audit committee did not act by written consent in 2003.

Functions:	• Assists board of directors in its oversight responsibilities relating to our financial accounting, reporting and controls;
• Monitors and evaluates periodic reviews of the adequacy of accounting and financial reporting processes and systems of internal control that are conducted by our financial and senior management and our independent registered public accounting firm;
• Directly responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm;
• Reviews and evaluates the qualifications, independence and performance of our independent registered public accounting firm;
• Monitors our compliance with legal and regulatory requirements;
• Monitors the performance of our internal audit function; and
• Facilitates communication among our independent registered public accounting firm, our financial and senior management and our board of directors.

Charter:	Our audit committee operates under a written charter, adopted by the board, which was amended and restated in February 2004. A copy of the audit committee charter is included as Appendix A to this proxy statement.

Financial Experts:	Our board of directors has unanimously determined that all audit committee members are financially literate under current NASDAQ listing standards, and at least one member has financial sophistication under NASDAQ listing standards. In addition, our board has unanimously determined that Mr. Unruh qualifies as an “audit committee financial expert” under SEC rules and regulations.

Compensation Committee

Members:	Michael Brown* Joseph D. Rizzi Carolyn M. Ticknor (Chair)**
* Mr. Brown joined the committee in May 2003. ** Ms. Ticknor joined the committee and was appointed chair in November 2003.

Independence:	Each member is an independent director as defined by current NASDAQ Stock Market listing standards.

Number of Meetings in Fiscal Year 2003:	Five The compensation committee acted by unanimous written consent 10 times in 2003.

Functions:	• Reviews and evaluates our chief executive officer’s compensation, including criteria on which such compensation is based;
• Reviews and evaluates performance of our chief executive officer;
• Reports recommendations regarding our chief executive officer’s compensation to our independent directors for approval;
• Reviews and approves compensation programs for our executive officers;
• Reviews and assesses performance evaluations of our executive officers; and
• Supervises the administration of our employee stock and option plans.

Charter:	The compensation committee operates under a written charter, which was amended and restated in February 2004. A copy of the charter is available on our Internet website, which is located at http://www.veritas.com, in the “Investor Relations” section of “About Us.”

Corporate Governance and Nominating (CGN) Committee

Members:	Steven D. Brooks Michael Brown (Chair)* V. Paul Unruh** * Mr. Brown joined the committee in November 2003 and was appointed chair in November 2003. ** Mr. Unruh joined the committee in November 2003.

Independence:	Each member is an independent director as defined by current NASDAQ Stock Market listing standards.

Number of Meetings in Fiscal Year 2003:	Three The CGN committee did not act by written consent in 2003.

Functions:	• Advises and makes recommendations to our board of directors on matters concerning corporate governance;
• Evaluates and approves compensation of non-employee directors;
• Reviews potential or actual conflicts of interest involving members of our board of directors;
• Helps identify, evaluate and recruit candidates to fill vacancies on our board of directors;
• Identifies the nominees for election to our board of directors at the annual meeting of stockholders; and
• Oversees the evaluation of members of our board of directors.

Charter:	The CGN committee operates under a written charter, which was amended and restated in February 2004. A copy of the charter is available on our Internet website, which is located at http://www.veritas.com, in the “Investor Relations” section of “About Us.”

DIRECTOR NOMINATION AND COMMUNICATION WITH DIRECTORS

Criteria for Nomination to the Board

      The Corporate Governance and Nominating (CGN) Committee considers the appropriate balance of independence, experience, skills and characteristics required of our board of directors. The CGN committee seeks to maintain at least a majority of independent directors on our board of directors. The goal of the CGN committee is to assemble a board of directors that brings to VERITAS Software a variety of perspectives and skills derived from high-quality business and professional experience. The CGN committee annually reviews the appropriate skills and characteristics required of directors in the context of the current composition of the board of directors, our operating requirements, and the long-term interests of our stockholders. In conducting this assessment, the CGN committee considers diversity, age, skills and other factors it deems appropriate given our current needs and the current needs of the board of directors, to maintain a balance of knowledge, experience and capabilities. The CGN committee has generally identified nominees based upon suggestions by outside directors, management and executive recruiting firms.

Process for Identifying and Evaluating Nominees

      The CGN committee identifies nominees by first evaluating the current members of our board of directors who are willing to continue in service. Current members of the board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the board with that of obtaining a new perspective. If any member of the board of directors does not wish to continue in service, or if the CGN committee or board of directors decides not to re-nominate a member for re-election, the CGN committee identifies the desired skills and experience of a new nominee in light of the criteria listed above.

      The process for identifying and evaluating nominees to our board of directors is initiated by identifying candidates who meet the criteria for selection as a nominee and have the specific qualities or skills being sought based on input from members of the board and, if the CGN committee deems appropriate, a third-party search firm. These candidates are evaluated by the CGN committee by reviewing each candidate’s biographical information and qualifications and checking the candidate’s references. Qualified nominees are interviewed by at least one member of the CGN committee. Serious candidates meet with other members of the board of directors, and using the input from these interviews and the information obtained by the CGN committee, the CGN committee evaluates which of the prospective candidates is qualified to serve as a director and whether the CGN committee should recommend to the board that the board nominate, or elect to fill a vacancy with, these final prospective candidates. Candidates recommended by the CGN committee are presented to the board of directors for selection as nominees to be presented for the approval of the stockholders or for election by the board to fill a current vacancy.

Stockholder Proposals for Nominees

      The CGN committee will consider proposed nominees whose names are submitted to it by stockholders. If a stockholder wishes to suggest a proposed name for consideration, he or she must follow our procedures regarding stockholder proposals. Our amended and restated bylaws permit stockholders to nominate directors for election at our annual meeting of stockholders. Any notice of director nomination must meet all of the requirements contained in our bylaws and include other information required pursuant to Regulation 14A under the Securities Exchange Act of 1934, including the nominee’s consent to serve as a director. For any stockholder to make a director nomination at next year’s annual meeting, the stockholder must follow the procedures described in this proxy statement under “Additional Information — Stockholder Proposals for the 2005 Annual Meeting.”

Contacting the Board of Directors

      Any stockholder who wishes to contact members of our board of directors may do so electronically by sending an email to the following address: bod@veritas.com. Alternatively, a stockholder can contact the members of our board of directors by writing to: Board of Directors, c/o Corporate Secretary, VERITAS

Software Corporation, 350 Ellis Street, Mountain View, California 94043. Communications addressed or sent to our chief executive officer will not be presumed to be addressed to our entire board of directors. Communications received electronically or in writing are screened by our corporate secretary and general counsel, based on the urgency of the response required by the communication, the specificity of the facts and circumstances outlined in the communication and whether the communication relates to matters that are appropriate for consideration by our board of directors or committees. Communications requiring prompt attention will be forwarded to the appropriate board or committee members without delay. Communications that are not urgent and are more general in nature will be collected and summarized for the board of directors on a quarterly basis.

Attendance of Board Members at Annual Meetings

      We encourage all of our directors to attend the annual meeting of stockholders. We generally hold a board meeting coincident with the annual stockholder meeting to minimize director travel obligations and facilitate their attendance at the stockholders’ meeting. Five directors attended our annual meeting of stockholders in 2003.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      Our board of directors currently consists of ten directors and is divided into three classes serving staggered three-year terms. Directors for each class will be elected at the annual meeting of stockholders held in the year in which the term for that class expires and will serve for three years. You are being asked to vote on the three Class C director nominees listed below. Each Class C director will serve a three-year term expiring at the 2007 annual meeting of stockholders, or until his successor is duly elected and qualified or his earlier resignation or removal. The other directors will continue to serve for the terms shown in the table below. Our board of directors has nominated Michael Brown, Kurt Lauk and Fred van den Bosch to serve as the Class C directors. Each of these nominees has consented to serve as a director if elected. If any nominee should become unavailable or unable to serve as a director prior to the meeting, our board of directors may designate another nominee to fill the vacancy and proxies will be voted for that nominee.

      There are no family relationships among our executive officers, directors and nominees for director.

Directors and Nominees for Director

      The names of the current directors and the director nominees, their ages as of June 28, 2004, and other information about them are shown below. The dates given for time of service as a director include, when applicable, time served by each individual as a director of one of our principal predecessor companies.

			Director
Name of Director or Director Nominee	Age	Principal Occupation	Since

Nominees for Class C directors — term expiring at the 2007 annual meeting
Michael Brown	45	Director of Quantum Corporation, Digital Impact, Inc., Nektar Therapeutics, and EqualLogic, Inc. and former Chairman of the Board of Quantum Corporation	2003
Kurt J. Lauk	58	President of Globe Capital Partners	2004
Fred van den Bosch	57	President and Chief Executive Officer, PANTA Systems, Inc. and former Chief Technology Officer and Executive Vice President, Advanced Technology Group of VERITAS Software	1996
Class A directors — term expiring at the 2005 annual meeting
David J. Roux	47	Co-Founder of Silver Lake Partners and Managing Director of Silver Lake Technology Management LLC	2002
Geoffrey W. Squire	57	Vice-Chairman of the Board of VERITAS Software	1997
V. Paul Unruh	55	Director of Homestore, Inc. and former Vice Chairman of The Bechtel Group, Inc.	2003

			Director
Name of Director or Director Nominee	Age	Principal Occupation	Since

Class B directors — term expiring at the 2006 annual meeting
Gary L. Bloom	43	Chairman of the Board, President and Chief Executive Officer of VERITAS Software	2000
Joseph D. Rizzi	62	Limited Partner of Matrix Partners	1987
Carolyn M. Ticknor	57	Director of AT&T Wireless Services Inc. and Boise Cascade Corporation and former President of Imaging and Printing at Hewlett-Packard Company	2003

Nominees for Class C directors

      Mr. Brown has been a director of Quantum Corporation, a provider of data back-up and archiving solutions, since September 1995, serving as its chairman until July 2003. Mr. Brown held various senior management positions at Quantum since joining the company in 1984, most recently as Chief Executive Officer from September 1995 to September 2002. Mr. Brown serves on the board of directors of Digital Impact, Inc., an Internet-based marketing company, and Nektar Therapeutics, a provider of drug delivery solutions for the development of pharmaceutical products.

      Prof. Dr. Lauk has served as Founding Partner and President of Globe Capital Partners, an investment and investment advisory firm located in Stuttgart, Germany, since July 2000. Prior to Globe Capital Partners, Prof. Dr. Lauk served as the Head of the Commercial Vehicle Division at DaimlerChrysler AG, a motor vehicle manufacturer, from August 1996 to December 1999. From 1992 to 1996, Prof. Dr. Lauk served as the Head of Finance and Controlling at VEBA AG. Prof. Dr. Lauk serves on the board of directors of Corus UK Limited, a global metals company, Business Objects S.A., a business solutions provider, and a number of private companies. Prof. Dr. Lauk was also elected President of the Economic Council to the Christian Democratic Party E.V., Berlin in 2000.

      Mr. van den Bosch has served as Chief Executive Officer and President of PANTA Systems, Inc., a technology company, since May 2004. Prior to joining PANTA, Mr. van den Bosch served as our Chief Technology Officer and Executive Vice President, Advanced Technology from October 2002 to April 2004. Mr. van den Bosch served as our Executive Vice President, Product Strategy and New Product Initiatives from March 2001 to September 2002, as Executive Vice President, Product Operations from July 1997 to March 2001, and as Senior Vice President, Engineering from January 1991 to July 1997. Mr. van den Bosch was appointed as a director in 1996. From 1970 until 1990, he served in various positions with Philips Information Systems, including Director of Technology.

Directors continuing in office

      Mr. Bloom has served as our President and Chief Executive Officer since November 2000 and as the Chairman of our board of directors since January 2002. Mr. Bloom joined us after a 14-year career with Oracle Corporation, an enterprise software company, where he served as Executive Vice President responsible for server development, platform technologies, marketing, education, customer support and corporate development from May 1999 to November 2000, as Executive Vice President of the systems product division from March 1998 to May 1999, as Senior Vice President of the systems products division from November 1997 to March 1998, as Senior Vice President of the worldwide alliances and technologies division from May 1997 to October 1997, as Senior Vice President of the product and platform technologies division from May 1996 to May 1997, and as Vice President of the mainframe and integration technology division and Vice President of the massively parallel computing division from 1992 to May 1996. Before joining Oracle

Corporation in 1986, Mr. Bloom held technical positions in the mainframe area at both IBM and Chevron Corporation.

      Mr. Rizzi has served as a partner of Matrix Partners, a venture capital firm, since 1985. Mr. Rizzi serves on the board of directors of Micro Linear Corporation, a provider of semiconductors for network applications.

      Mr. Roux is a Managing Director and co-founder of Silver Lake Partners, a private equity firm, which was formed in 1999. Mr. Roux has extensive operating and acquisition experience in the technology sector. Prior to founding Silver Lake Partners, Mr. Roux served as the Chief Executive Officer and President of Liberate Technologies, a software platform provider. From 1994 to 1998, Mr. Roux served as Executive Vice President, Corporate Development, at Oracle Corporation. Mr. Roux was responsible for business development, mergers and acquisitions, technology licensing, and equity investments and served on Oracle’s Executive Committee and Product Management Committee. Mr. Roux is a director of Gartner, Inc., Business Objects S.A. and a number of private companies. Mr. Roux was previously Chairman of Seagate Technology.

      Mr. Squire has served as our Vice Chairman of the Board since 1997, when we merged with OpenVision Technologies, Inc. Mr. Squire also served as our Executive Vice President from April 1997 to May 2003. Mr. Squire became a director of OpenVision in 1994 and was appointed Chief Executive Officer of OpenVision in 1995, after serving as its President and Chief Operating Officer from 1994 to 1995. Mr. Squire was President of the U.K. Computing Services and Software Association in 1994 and, in 1995, was elected as the founding President of the European Information Services Association. Mr. Squire serves as the chairman of the board of directors of The Innovation Group PLC, a provider of software solutions to the insurance industry.

      Ms. Ticknor retired as president of Hewlett-Packard Company’s Imaging and Printing business in 2001. During her 24-year tenure at HP, a technology solutions provider, Ms. Ticknor held various management positions including president of the LaserJet Solutions Group. Ms. Ticknor serves on the board of directors for AT&T Wireless Services Inc. and Boise Cascade Corporation.

      Mr. Unruh retired as Vice Chairman of The Bechtel Group, Inc., an engineering company, in June 2003. During his 25-year tenure with Bechtel, Mr. Unruh held various positions in management including Treasurer from 1983-1986, Controller from 1987-1991 and CFO from 1992-1996. Mr. Unruh also served as President of Bechtel Enterprises, Bechtel’s finance, development and ownership arm from 1997-2001. Mr. Unruh serves on the boards of directors of Homestore, Inc., a provider of real estate media and technology solutions, and Heidrick & Struggles International, Inc., a provider of executive search and leadership consulting services. Mr. Unruh is a Certified Public Accountant.

Retiring Director

      Mr. Brooks, a Class C director since 1996 and whose term expires at the 2004 annual meeting of stockholders, has decided not to stand for re-election. Our board of directors thanks Mr. Brooks for his valued service to VERITAS Software.

Resigning Director

      Mr. Leslie, a Class A director since 1988, resigned from the board of directors effective May 31, 2004.

Compensation of Directors

      Base Compensation and Expense Reimbursement. In May 2004, our board of directors approved a cash compensation program for our non-employee directors effective as of January 1, 2004. In recommending this program to the board of directors, the CGN committee was guided by the following goals: compensation should fairly pay directors for work required for a company of our size and scope; compensation should align directors’ interests with long-terms interests of our stockholders; and the structure of the compensation should be simple and transparent to our stockholders. Under this program, each non-employee director receives an annual retainer of $35,000 for serving on our board of directors, and an annual committee fee for serving on any committee of the board. The annual committee fee is $10,000 for each member of the compensation and

CGN committees, and $20,000 for each member of the audit committee. Committee chairs receive an annual committee chair fee in addition to the fee for being a committee member. The annual committee chair fee is $5,000 for the chair of the compensation and CGN committees, and $10,000 for the chair of the audit committee. Directors receive an additional $2,000 for attendance at any special board and committee meeting that is duly noticed, consists of a quorum and is approved by the chairman of the board and corporate secretary. Cash compensation is paid on a quarterly basis and is subject to proration based on period of service as a non-employee director. Directors who are employees of VERITAS Software do not receive any compensation for attending board or committee meetings. All of our directors are reimbursed for actual expenses that they incur to attend meetings and for other expenses related to service as a director, such as the cost of attendance at director-related educational programs.

      Options. In May 2002, our stockholders approved the 2002 Directors Stock Option Plan as a successor to the 1993 Directors Stock Option Plan. Outstanding options granted under the 1993 Directors Stock Option Plan will continue to be governed by that plan, which has terms that are substantially the same as those of the 2002 Directors Stock Option Plan. No option grants have been made under the 1993 Directors Stock Option Plan since stockholder approval of the 2002 Directors Stock Option Plan, and no additional option grants will be made under the 1993 Directors Stock Option Plan in the future.

      Under the 2002 Directors Stock Option Plan, on the date each non-employee director is elected to our board of directors, he or she will receive an automatic initial option grant to purchase between 50,000 and 100,000 shares of common stock. The number of shares covered by this initial grant is currently set at 100,000 shares, but may be changed from time to time by the compensation committee. Non-employee directors who were employed by us at any time prior to their becoming a director are not eligible to receive this initial grant. Upon the conclusion of our annual meeting of stockholders each year, each non-employee director who will continue serving as a member of our board of directors thereafter will receive an automatic annual option grant to purchase between 10,000 and 50,000 shares of common stock. The number of shares covered by this annual grant is currently set at 25,000 shares, but may be changed from time to time by the compensation committee. No such annual grant will be awarded to a non-employee director who received an initial grant earlier in the same calendar year. In addition, upon the conclusion of our annual meeting of stockholders each year, each non-employee director who serves on a committee of our board of directors will receive an automatic annual option grant to purchase 10,000 shares of common stock for the first committee on which such director serves and 5,000 shares of common stock for each additional committee on which such director serves. In the event of a stock dividend, stock split or similar capital change, the number of shares available under this plan and available for the automatic initial and annual grants will be automatically adjusted.

      We have reserved 1,900,258 shares of common stock for issuance under the 2002 Directors Stock Option Plan. In the event that any outstanding option under this plan expires or terminates for any reason, the shares of common stock allocable to the unexercised portion of the option will be available again for subsequent grant under this plan. The exercise price of all stock options granted under the 2002 Directors Plan will equal 100% of the fair market value of a share of our common stock on the date of grant of the option. Options granted under this plan are immediately exercisable. Once exercised, we will have a right to repurchase unvested shares, with the repurchase right lapsing as the shares vest. Each option vests in equal monthly installments over four years beginning on the date of grant, so long as the non-employee director serves as a member of our board of directors. Each option has a ten-year term unless earlier terminated. The options remain exercisable as to vested shares for up to six months following the optionee’s termination of service as a director, unless such termination is a result of death or of total and permanent disability, in which case the options remain exercisable for up to a one-year period. The plan also provides for accelerated vesting of a specified portion of each outstanding option in the event of an optionee’s death and as to all of the shares if we undergo a change in control.

      During the year ended December 31, 2003, under our 2002 Directors Stock Option Plan, each of Messrs. Brooks, Leslie, Rizzi, Roux and Squire received an automatic annual option grant for 25,000 shares on May 13, 2003, the date of the 2003 annual meeting of stockholders, with an exercise price of $25.49 per share. Also on May 13, 2003, the following non-employee directors received automatic option grants for serving on the committees of our board of directors in the following share amounts with an exercise price of $25.49 per share: Steven Brooks — 20,000 shares; Michael Brown — 10,000 shares; Joseph Rizzi — 20,000 shares; David Roux — 10,000 shares; and V. Paul Unruh — 10,000 shares. On March 19, 2003, Mr. Brown received an option grant for 100,000 shares under our 2002 Directors Stock Option Plan in connection with his initial appointment to our board of directors as a non-employee director. The option has an exercise price of $17.42 per share. On May 5, 2003, Mr. Unruh received an option grant for 100,000 shares under our 2002 Directors Stock Option Plan in connection with his initial appointment to our board of directors as a non-employee director. The option has an exercise price of $23.76 per share. On August 6, 2003, Ms. Ticknor received an option grant for 100,000 shares under our 2002 Directors Stock Option Plan in connection with her initial appointment to our board of directors as a non-employee director. The option has an exercise price of $29.91 per share.

      As of June 28, 2004, options to purchase 388,000 shares were outstanding under the 1993 Directors Stock Option Plan, 1,240,180 shares had been issued upon the exercise of options and no shares were available for future grant. As of June 28, 2004, options to purchase 713,750 shares were outstanding under the 2002 Directors Stock Option Plan, 9,167 shares had been issued upon the exercise of options and 1,177,341 shares were available for future grant.

      In the past, our employee directors have received options under our 1993 Stock Option Plan for their services as both employees and directors. Following termination of employment, the portion of these options commensurate with grants to non-employee directors under our director stock option plans will remain exercisable until the 90th day following the cessation of service as a director pursuant to the terms of our 1993 Stock Option Plan. In May 2003, Geoff Squire resigned as an officer and his options to acquire 106,125 shares will remain exercisable pursuant to the terms of our 1993 Stock Option Plan.

Required Vote and Board Recommendation

      The three nominees for director receiving the highest number of affirmative votes shall be elected as directors. Votes withheld from any nominee are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law. Stockholders do not have the right to cumulate their votes in the election of directors.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION

OF EACH OF THE NOMINATED DIRECTORS.

PROPOSAL NO. 2

AMENDMENT AND RESTATEMENT OF 2003 STOCK INCENTIVE PLAN

      You are being asked to approve the amended and restated 2003 Stock Incentive Plan. The 2003 Plan was originally approved at last year’s annual meeting, and the new amendment and restatement will effect the following changes:

(i) increase the number of shares of our common stock available for issuance over the term of the 2003 Plan by an additional 18,000,000 shares;

(ii) expand the types of stock-based awards available under the 2003 Plan so as to include stock appreciation rights, restricted stock units and other stock-based awards which vest upon the attainment of designated performance goals or the satisfaction of specified service requirements or, in the case of certain restricted stock units or other stock-based awards, become payable upon the expiration of a designated time period following such vesting events, including a deferred distribution date following the termination of the individual’s service with us;

(iii) increase the limitation on the maximum number of shares of our common stock which may be issued under the 2003 Plan in the form of restricted stock or restricted stock units to 33% of the common stock from time to time authorized for issuance under the 2003 Plan;

(iv) expand the limitation on the maximum number of shares of our common stock for which an individual may be granted awards under the 2003 Plan in any one calendar year to include the shares subject to any stock appreciation rights or restricted stock units awarded under the 2003 Plan;

(v) establish net counting provisions so that the share reserve is reduced only by the actual number of shares issued under the 2003 Plan, and not by the gross number of shares subject to the awards made thereunder;

(vi) decrease the term of options granted under the 2003 Plan from ten years to seven years;

(vii) provide the plan administrator with broad authority to fix the price per share for restricted stock and restricted stock units by eliminating the requirement that the per share price be not less than the fair market value of VERITAS Software’s common stock on the issuance date;

(viii) prohibit the repricing of options granted under the 2003 Plan unless the repricing is approved by our stockholders; and

(ix) bring the provisions of the 2003 Plan into compliance with recent changes in the NASDAQ requirements for listed companies and the Internal Revenue Service regulations applicable to plans under which incentive stock options may be granted.

      Our board of directors approved the amendment and restatement of the 2003 Plan on May 13, 2004, subject to stockholder approval at the annual meeting. The 2003 Plan serves as an important part of the compensation package that we offer to our employees and we believe that options and other equity-based incentives are critical for us to attract and retain the most qualified candidates. Awards under the 2003 Plan provide our employees an opportunity to acquire or increase their ownership stake in us, thereby creating a strong incentive to work hard for our growth and success and encouraging them to continue their employment with us. The proposed amendment and restatement of the 2003 Plan will ensure that a sufficient number of shares of common stock remains available for issuance under the 2003 Plan and will allow us more flexibility in designing equity incentives in an environment where a number of companies have moved from traditional option grants to other stock or stock-based awards such as stock appreciation rights, restricted stock and restricted stock units.

      As of June 28, 2004, options and stock awards covering 12,264,693 shares were outstanding, 25,506 shares have been issued on exercise of options and 1,709,801 shares were available for future grant under the 2003 Plan. The reservation of an additional 18,000,000 shares for issuance under the 2003 Plan is consistent with our current expectations regarding the number of shares that we will need to fund awards to new hires and additional awards to existing employees over the next year.

      We share the concern of our stockholders regarding the dilutive impact of equity plans. In order to address this concern, we have decreased the ratio, or overhang, of VERITAS Software options outstanding and available for grant to total common stock outstanding. At December 31, 2002, our stock option overhang was 23%, based upon outstanding options covering approximately 72,356,000 shares and options available for grant covering approximately 27,708,000 shares under all of our equity plans and approximately 431,769,000 shares of common stock outstanding on a diluted basis. At December 31, 2003, our stock option overhang was 19%, based upon outstanding options covering approximately 69,074,000 shares and options available for grant covering approximately 10,718,000 shares under all of our equity plans and approximately 429,092,000 shares of common stock outstanding on a diluted basis.

      In addition, at December 31, 2003, a significant portion of our outstanding options were “out-of-the-money,” meaning that these options have exercise prices greater than the current market price of our common stock. Options that are significantly out-of-the-money are not likely to be exercised and, therefore, are not likely to have any dilutive effect in the near term unless the market price of our common stock were to increase significantly. For purposes of the table below, out-of-the-money options are those options granted under all of our equity plans with an exercise price above the closing price of $37.02 on December 31, 2003. At December 31, 2003, approximately 35% of our outstanding options were “out-of-the-money,” representing almost 6% of our total common stock outstanding as of that date. At December 31, 2003, approximately 23% of our outstanding options had an exercise price of $45.00 or more, representing approximately 4% of our total common stock outstanding as of that date. The following table sets forth the number of out-of-the-money options outstanding as of December 31, 2003 by exercise prices:

Out-of-the-Money Option Information

As of December 31, 2003

			Total Out-of-		Percentage of Total
	Exercisable	Unexercisable	the-Money	Percentage of Total	Shares of
	Options	Options	Options	Out-of-the-Money	Common Stock
Exercise Price	(# of shares)	(# of shares)	(# of shares)	Options (%)(1)	Outstanding (%)(2)

$100.00 or greater	3,275,611	437,635	3,713,246	5.38%	0.87%
$95.00-$99.99	2,573,284	449,092	3,022,376	4.38%	0.70%
$90.00-$94.99	2,986,491	346,188	3,332,679	4.82%	0.78%
$85.00-$89.99	1,992,605	592,395	2,585,000	3.74%	0.60%
$65.00-$84.99	1,087,290	389,861	1,477,151	2.14%	0.34%
$45.00-$64.99	1,341,206	384,476	1,725,682	2.50%	0.40%
$40.00-$44.99	1,169,164	1,032,834	2,201,998	3.19%	0.51%
$37.03-$39.99	3,349,579	2,719,711	6,069,290	8.79%	1.41%

Total	17,775,230	6,352,192	24,127,422	34.93%	5.62%

(1)	The percentage of total options outstanding for out-of-the-money options is based upon 69,074,000 options outstanding on December 31, 2003.

(2)	The percentage of total shares outstanding for out-of-the-money options is based upon 429,092,000 shares of common stock outstanding on a fully diluted basis on December 31, 2003.

Summary Description of 2003 Stock Incentive Plan

      The principal terms and provisions of the 2003 Plan, as proposed to be amended and restated, are summarized below. The summary, however, is not intended to be a complete description of all the terms of the 2003 Plan, and is qualified in its entirety by reference to the complete text of the 2003 Plan, which is attached hereto as Appendix B.

      Administration. The compensation committee of our board of directors will have the exclusive authority to administer the discretionary grant and stock issuance programs with respect to grants and stock issuances made to our executive officers and will also have the authority to make grants and stock issuances under those programs to all other eligible individuals. However, our board of directors may at any time appoint a secondary committee of one or more board members to have separate but concurrent authority with the compensation committee to make grants and stock issuances under those two programs to individuals other than executive officers. The term “plan administrator,” as used in this summary, will mean our compensation committee and any secondary committee, to the extent each such entity is acting within the scope of its administrative authority under the 2003 Plan.

      Eligibility. Officers and employees, as well as independent consultants and contractors, in our employ or in the employ of our parent or subsidiary companies (whether now existing or subsequently established) will be eligible to participate in the discretionary grant and stock issuance programs. As of June 28, 2004, approximately 6,887 persons (including eight executive officers) were eligible to participate in the discretionary grant and stock issuance programs.

      Securities Subject to 2003 Plan. If our stockholders approve the restated 2003 Plan, 32,000,000 shares of our common stock will be reserved for issuance over the term of the 2003 Plan. The foregoing share reserve includes an increase of 18,000,000 shares for which stockholder approval is being sought under this proposal.

      No more than thirty-three percent (33%) of the total number of shares of common stock from time to time authorized for issuance under the 2003 Plan may be issued as restricted stock or restricted stock units.

      No participant in the 2003 Plan may receive option grants, stand-alone stock appreciation rights, direct stock issuances (whether vested or unvested) or other stock-based awards for more than 3,000,000 shares of our common stock in any single calendar year, subject to adjustment for subsequent stock splits, stock dividends and similar transactions. Stockholder approval of this proposal will also constitute reapproval of this limitation for purposes of Internal Revenue Code Section 162(m). This limitation, together with the requirement that all stock options and stock appreciation rights under the discretionary grant program have an exercise price (or base price) per share equal to the fair market value per share of our common stock on the grant date, will assure that any deductions to which we would otherwise be entitled upon the exercise of stock options or stock appreciation rights granted under the discretionary grant program or the subsequent sale of the shares purchased under those awards will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per executive officer imposed under Section 162(m) of the Internal Revenue Code. Shares issued under the stock issuance program may also qualify as performance-based compensation that is not subject to the Section 162(m) limitation, if the issuance of those shares is approved by our compensation committee and vesting is tied solely to the attainment of the corporate performance milestones discussed below in the summary description of that program.

      The shares of common stock issuable under the 2003 Plan may be drawn from shares of our authorized but unissued common stock or from shares of our common stock that we acquire, including shares purchased on the open market or in private transactions.

      Shares subject to any outstanding options or other awards under the 2003 Plan that expire or otherwise terminate prior to the issuance of the shares subject to those option or awards will be available for subsequent issuance under the 2003 Plan. Any unvested shares issued under the 2003 Plan that we subsequently purchase, at a price not greater than the original issue price paid per share, pursuant to our repurchase rights under the 2003 Plan will be added back to the number of shares reserved for issuance under the 2003 Plan and will accordingly be available for subsequent issuance.

      The following additional share counting provisions will be in effect under the 2003 Plan, effective as of May 13, 2004, if this Proposal is approved by the stockholders:

(i) Should the exercise price of an option be paid in shares of our common stock, then the number of shares reserved for issuance under the 2003 Plan will be reduced by the net number of shares issued under the exercised option.

(ii) Should shares of common stock otherwise issuable under the 2003 Plan be withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of an option or stock appreciation right or the issuance of fully-vested shares under the stock issuance program, then the number of shares of common stock available for issuance under the 2003 Plan will be reduced only by the net number of shares issued under the exercised option or stock appreciation right or the net number of fully-vested shares issued under the stock issuance program. Such withholding will in effect be treated as a cash bonus under the 2003 Plan, payable directly to the applicable taxing authorities on behalf of the individual concerned, in an amount equal to the fair market value of the withheld shares, and will not be treated as an issuance and immediate repurchase of those shares.

(iii) Upon the exercise of any stock appreciation right granted under the 2003 Plan, the share reserve will only be reduced by the net number of shares actually issued upon such exercise, and not by the gross number of shares as to which such stock appreciation right is exercised.

Equity Incentive Programs

      The 2003 Plan consists of two equity incentive programs: (i) the discretionary grant program and (ii) the stock issuance program. The principal features of each program are described below.

      Discretionary Grant Program. Under the discretionary grant program, eligible persons may be granted options to purchase shares of our common stock or stock appreciation rights tied to the value of the common stock. The plan administrator will have complete discretion to determine which eligible individuals are to receive option grants or stock appreciation rights, the time or times when those options or stock appreciation rights are to be granted, the number of shares subject to each such grant, the vesting schedule (if any) to be in effect for the grant, the maximum term for which the granted option or stock appreciation right is to remain outstanding and the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws.

      Each granted option will have an exercise price per share determined by the plan administrator, but the exercise price will not be less than 100% of the fair market value of the option shares on the grant date. No granted option will have a term in excess of seven years. The shares subject to each option will generally vest in one or more installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares. The shares acquired under such immediately exercisable options will be subject to repurchase by us, at the lower of the exercise price paid per share or the fair market value per share, if the optionee ceases service prior to vesting in those shares.

      Upon cessation of service, the optionee will have a limited period of time in which to exercise his or her outstanding options to the extent exercisable for vested shares. The plan administrator will have complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service.

      The restated 2003 Plan will allow the issuance of the following three types of stock appreciation rights under the discretionary grant program:

•	Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the vested shares of our common stock subject to the surrendered option over (ii) the aggregate exercise price payable for those shares.

•	Stand-alone stock appreciation rights allow the holders to exercise those rights as to a specific number of shares of our common stock and receive in exchange an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the shares of common stock as to which those rights are exercised over (ii) the aggregate base price in effect for those shares. The base price per share may not be less than the fair market value per share of our common stock on the date the stand-alone stock appreciation right is granted, and the right may not have a term in excess of seven years.

•	Limited stock appreciation rights may be included in one or more grants made under the discretionary grant program. Upon the successful completion of a hostile tender offer for more than 50% of our outstanding voting securities, each outstanding option with such a limited stock appreciation right may be surrendered to us in return for a distribution per surrendered option share equal to the excess of (i) the fair market value per share at the time the option is surrendered or, if greater, the highest tender offer price paid per share in the hostile take-over over (ii) the exercise price payable per share under such option.

      The appreciation distribution on any exercised tandem or stand-alone stock appreciation right may, at the discretion of the plan administrator, be made in cash or in shares of our common stock. All payments with respect to exercised limited stock appreciation rights will be made in cash.

      Stock Issuance Program. Shares may be issued under the stock issuance program at a price per share fixed by the plan administrator, payable in cash or other valid consideration under Delaware law. Shares may also be issued as a bonus for past services without any cash outlay required of the recipient. Shares of our common stock may also be issued under the program pursuant to share right awards or restricted stock units which entitle the recipients to receive those shares, without cash outlay, upon the attainment of designated performance goals or the completion of a prescribed service period or upon the expiration of a designated time period following the vesting of those awards or units, including a deferred distribution date following the termination of the recipient’s service with us.

      The plan administrator will have complete discretion under the program to determine which eligible individuals are to receive such stock issuances or stock-based awards, the time or times when those issuances or awards are to be made, the number of shares subject to each such issuance or award and the vesting schedule to be in effect for the issuance or award. The shares issued may be fully and immediately vested upon issuance or may vest upon the completion of a designated service period or the attainment of pre-established performance goals.

      The plan administrator will also have the discretionary authority to structure restricted stock issuances, restricted stock units or other stock-based awards so that the shares of common stock subject to those issuances, units or awards will vest only upon the achievement of certain pre-established corporate performance goals based on one or more of the following criteria: (1) return on total stockholder equity; (2) earnings per share of our common stock; (3) net income (before or after taxes); (4) earnings before interest, taxes, depreciation and amortization; (5) sales or revenue targets; (6) return on assets, capital or investment; (7) market share; (8) cost reduction goals; (9) budget comparisons; (10) measures of customer satisfaction; (11) any combination of, or a specified increase in, any of the foregoing; (12) implementation or completion of projects or processes strategic or critical to our business operations; and (13) the formation of joint ventures, research or development collaborations, or the completion of other corporate transactions intended to enhance our revenue or profitability or expand our customer base. In addition, such performance goals may be based upon the attainment of specified levels of our performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of our business units or divisions or any parent or subsidiary. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned. The compensation attributable to these performance-based awards is intended to qualify as performance based compensation that is not subject to the $1 million limitation on the income tax deductibility of compensation paid per executive offer under Internal Revenue Code Section 162(m).

      The plan administrator will have discretionary authority in setting any performance targets based on revenue, income, earnings or similar financial measures, and to exclude any item or items deemed by the plan administrator to be extraordinary or unusual in nature and not incurred or realized in the ordinary course of business. In addition, the plan administrator will have the discretionary authority at any time to accelerate the vesting of any and all shares of restricted stock or other unvested shares outstanding under the stock issuance program. However, no vesting requirement tied to the attainment of performance objectives may be waived with respect to shares intended at the time of issuance to qualify as performance-based compensation under Section 162(m).

      Outstanding restricted stock units or other stock-based awards under the stock issuance program will automatically terminate, and no shares of our common stock will actually be issued in satisfaction of those units or awards, if the performance goals or service requirements established for such units or awards are not attained. The plan administrator, however, will have the discretionary authority to issue shares of our common stock in satisfaction of one or more outstanding restricted stock units or other stock-based right awards as to which the designated performance goals or service requirements are not attained, provided those units or awards were not intended at the time of issuance to qualify as performance-based compensation under Section 162(m).

General Provisions

      Acceleration and Change in Control. In the event we should experience a change in control, each outstanding option or stock appreciation right under the discretionary grant program will automatically accelerate in full, unless assumed or otherwise continued in effect by the successor corporation or replaced with a cash incentive program which preserves the spread existing on the unvested shares subject to the option or stock appreciation right (the excess of the fair market value of those shares over the exercise or base price payable for such shares) and provides for subsequent payout of that spread in accordance with the same vesting schedule in effect for those shares. In addition, all unvested shares outstanding under the discretionary grant and stock issuance programs will immediately vest, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect. Each outstanding restricted stock unit or other stock-based award under the stock issuance program will vest as to the number of shares of our common stock subject to such unit or award upon the occurrence of a change in control, unless the unit or award is assumed by the successor corporation or otherwise continued in effect.

      The plan administrator will have complete discretion to grant one or more options or stock appreciation rights under the discretionary grant program which will become exercisable for all the shares in the event the individual’s service with us or the successor entity is terminated (actually or constructively) within a designated period following a change in control transaction in which those options or stock appreciation rights are assumed or otherwise continued in effect. The vesting of outstanding shares and the vesting and issuance of the shares of common stock subject to outstanding restricted stock units or other stock-based awards under the stock issuance program may also be structured to accelerate upon similar terms and conditions.

      The plan administrator will have the discretion to structure one or more option grants or stock appreciation rights under the discretionary grant program so that those options or stock appreciation rights will immediately vest upon a change in control, whether or not the options or stock appreciation rights are to be assumed or otherwise continued in effect. The plan administrator may also structure unvested stock issuances or restricted stock units or other share rights awards under the stock issuance program so that those issuances or awards will immediately vest upon a change in control.

      A change in control will be deemed to occur in the event (i) we are acquired by merger or asset sale, (ii) there is a change in the majority of our board of directors effected through one or more contested elections for board membership or (iii) there occurs any transaction or series of related transactions pursuant to which any person or group of related persons becomes directly or indirectly the beneficial owner of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of our securities outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from us or the acquisition of outstanding securities held by one or more of our stockholders.

      The acceleration of vesting in the event of a change in the ownership or control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of us.

      Changes in Capitalization. In the event any change is made to the outstanding shares of our common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without our receipt of consideration, appropriate adjustments will be made to: (i) the maximum number and/or class of securities issuable under the 2003 Plan; (ii) the maximum number and/or class of securities for which any one person may be granted stock options, stand-alone stock appreciation rights, direct stock issuances (whether vested or unvested) and other stock based awards under the 2003 Plan per calendar year; (iii) the number and/or class of securities and the exercise price or base price per share in effect under each outstanding option or stock appreciation rights; and (iv) the number and/or class of securities subject to each outstanding restricted stock unit or other stock based award and the issue price payable per share. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the 2003 Plan or the outstanding options thereunder.

      Valuation. The fair market value per share of our common stock on any relevant date under the 2003 Plan will be deemed to be equal to the closing selling price per share on that date on the NASDAQ Stock Market. On June 28, 2004, the fair market value per share of our common stock determined on such basis was $27.88.

      Stockholder Rights and Transferability. No optionee will have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options are not assignable or transferable other than by will or the laws of inheritance following optionee’s death, and during the optionee’s lifetime, the option may only be exercised by the optionee. However, the plan administrator may structure one or more non-statutory options under the 2003 Plan so that those options will be transferable during optionee’s lifetime to one or more members of the optionee’s family or to a trust established for one or more such family members or to the optionee’s former spouse, to the extent such transfer is in connection with the optionee’s estate plan or pursuant to a domestic relations order. Stand alone stock appreciation rights will be subject to the same transferability restrictions applicable to non-statutory options.

      A participant will have full shareholder rights with respect to any shares of common stock issued to him or her under the stock issuance program, whether or not his or her interest in those shares is vested. Accordingly, the participant will have the right to vote such shares and to receive any regular cash dividends paid on such shares. A participant will not have any shareholder rights with respect to the shares of common stock subject to a restricted stock unit or other share right award until that unit or award vests and the shares of common stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of common stock, on outstanding restricted stock units or other share-right awards, subject to such terms and conditions as the plan administrator may deem appropriate.

      Special Tax Election. The plan administrator may provide one or more holders of options, stock appreciation rights, vested or unvested stock issuances, restricted stock units or any other share rights awards under the 2003 Plan with the right to have us withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which they become subject in connection with the exercise of those options or stock appreciation rights, the issuance of vested shares or the vesting of unvested shares issued to them. Alternatively, the plan administrator may allow such individuals to deliver previously acquired shares of our common stock in payment of such withholding tax liability.

      Amendment and Termination. Our board of directors may further amend or modify the 2003 Plan at any time. However, stockholder approval will be required for any amendment to the 2003 Plan to the extent required under applicable law or regulation or pursuant to the listing standards of the stock exchange on which our common stock is at the time primarily traded. Unless sooner terminated by our board of directors, the 2003 Plan will terminate on the earliest of (i) December 31, 2012, (ii) the date on which all shares available for issuance under the 2003 Plan have been issued as fully-vested shares or (iii) the termination of all outstanding options or stock appreciation rights, restricted stock units or other shares right awards in connection with certain changes in control or ownership.

Summary of Federal Income Tax Consequences of Options Granted under the 2003 Plan

      The following is only a summary of the principal United States Federal income taxation consequences applicable to the participant and us with respect to the awards under the 2003 Plan, based on advice received from our legal counsel regarding current United States Federal income tax laws. This summary is not intended to be exhaustive and among other things, does not discuss the tax consequences of a participant’s death or the income tax laws of any city, state or foreign country in which the participant may reside.

      Option Grants. Options granted under the discretionary grant program may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

      Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain other dispositions. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the option for the shares involved in such sale or disposition is granted and more than one (1) year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

      Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

      If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. We will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.

      Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will generally recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

      If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by us in the event of the optionee’s termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

      We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee.

      Stock Appreciation Rights. No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and the holder will be required to satisfy the tax withholding requirements applicable to such income.

      We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

      Direct Stock Issuances. The tax principles applicable to direct stock issuances under the 2003 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

      Restricted Stock Units. No taxable income is recognized upon receipt of a restricted stock unit. The holder will recognize ordinary income in the year in which the shares subject to that unit are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and the holder will be required to satisfy the tax withholding requirements applicable to such income.

      We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

      Deductibility of Executive Compensation. We anticipate that any compensation deemed paid by us in connection with the disqualifying disposition of incentive stock option shares or the exercise of non-statutory options or stock appreciation rights will qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers. Accordingly, all compensation deemed paid with respect to those options or stock appreciation rights will remain deductible by us without limitation under Code Section 162(m). However, any compensation deemed paid by us in connection with restricted stock issuances, restricted stock units or similar stock-based awards will be subject to the $1 million limitation, unless the vesting of the shares is tied solely to one or more of the performance milestones as described above.

      Accounting Treatment. Under the accounting principles currently in effect, option grants under the discretionary grant program will not result in any direct charge to our reported earnings. However, the fair value of those options is required to be disclosed in the notes to our financial statements, and we must also disclose, in footnotes to our financial statements, the pro-forma impact those options would have upon our reported earnings were the fair value of those options at the time of grant treated as a compensation expense.

      Option grants made to non-employee consultants under the 2003 Plan will result in a direct charge to our reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the underlying option shares. Such charge will accordingly include the appreciation in the value of the option shares over the period between the grant date of the option and the vesting date of each installment of the option shares.

      The number of outstanding options will be a factor in determining our earnings per share on a fully-diluted basis.

      Should one or more individuals be granted tandem or stand-alone stock appreciation rights under the 2003 Plan, then such rights would result in a compensation expense to be charged against our reported earnings. Accordingly, at the end of each fiscal quarter, the amount, if any, by which the fair market value of the shares of common stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end would be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for those rights. However, we do not presently intend to grant any stock appreciation rights which would result in such mark to market accounting.

      Direct stock issuances under the 2003 Plan will result in a direct charge to our reported earnings equal to the excess of the fair value of the shares on the issuance date over the cash consideration (if any) paid for such shares. If the shares are unvested at the time of issuance, then any charge to our reported earnings will be amortized over the vesting period. However, if the vesting of the shares is tied solely to performance milestones, then the issuance of those shares will be subject to mark to market accounting, and we will have to accrue compensation expense not only for the value of the shares on the date of issuance but also for all subsequent appreciation in the value of those which occurs prior to the vesting date. Similar accounting treatment will be in effect for any restricted stock units issued under the 2003 Plan.

      The Financial Accounting Standards Board (FASB) has initiated a project to reconsider the appropriate accounting treatment for employee stock options and stock appreciation rights, such as those issuable under the 2003 Plan. Accordingly, the foregoing summary of the applicable accounting treatment for stock options and stock appreciation rights may substantially change in the event that the FASB were to conclude that employee stock options and stock appreciation rights should be valued, as of the grant date or other appropriate measurement date, under an appropriate option valuation formula such as the Black-Scholes formula and that such value should then be charged as a direct compensation expense against the issuer’s reported earnings over a designated period such as the vesting period.

New Plan Benefits

      As of June 28, 2004, no stock options or stock appreciation rights had been granted, and no shares or other stock-based awards had been issued, under the 2003 Plan on the basis of the share increase proposed to be effected by the restatement of the 2003 Plan. It is impossible to determine the benefits to be received by directors, officers and employees under the restatement of the 2003 Plan because of a number of factors, including plan administrator discretion and the unpredictability of the fair market value of our common stock in the future.

Required Vote and Board Recommendation

      Approval of this amendment and restatement of the 2003 Plan requires the affirmative vote of a majority of the shares present and entitled to vote, either in person or by proxy. Should such approval not be obtained, then none of the changes which the amendment and restatement would have otherwise made to the 2003 Plan will become effective, including the 18,000,000 share increase to the share reserve under the 2003 Plan.

      THE BOARD BELIEVES THAT THIS PROPOSAL IS IN THE BEST INTEREST OF VERITAS

SOFTWARE AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THE
APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2003 STOCK
INCENTIVE PLAN AND THE RESERVATION OF AN ADDITIONAL 18,000,000
SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER.

EQUITY COMPENSATION PLAN INFORMATION

      The following table summarizes information about our equity compensation plans as of December 31, 2003. All outstanding awards under our plans relate to options to purchase our common stock and stock awards.

			Number of Securities
			Remaining Available
	Number of Securities	Weighted Average	for Future Issuance Under
	to be Issued Upon	Exercise Price of	Equity Compensation
	Exercise of Outstanding	Outstanding	Plans (Excluding
	Options, Warrants	Options, Warrants	Securities Reflected
	and Rights	and Rights	in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	61,812,997(2)	$38.09	30,277,687(3)
Equity compensation plans not approved by security holders(4)	2,500,000	$88.00	—
Total(5)	64,312,997	$40.03	30,277,687

(1)	Includes the VERITAS Software Corporation 2002 Directors Stock Option Plan, 1993 Directors Stock Option Plan, 2003 Stock Incentive Plan, 2002 Employee Stock Purchase Plan and 1993 Equity Incentive Plan. As of June 28, 2004, the number of securities to be issued upon exercise of outstanding options and rights under plans approved by securityholders was 71,907,603, the weighted average exercise price of these outstanding options and rights was $38.10, and the weighted average remaining contractual life of these outstanding options and rights was 7.26 years. As of June 28, 2004, there were no outstanding warrants under plans approved by securityholders.

(2)	Excludes purchase rights accruing under the 2002 Employee Stock Purchase Plan. Under this plan, each eligible employee may purchase shares of common stock with accumulated payroll deductions (in an amount not to exceed 10% of the employee’s eligible compensation) on February 15 and August 15 of each year at a purchase price per share equal to 85% of the lower of (i) the closing sale price per share of our common stock on the employee’s entry date into the two-year offering period in which that semi-annual purchase date occurs or (ii) the closing sale price per share on the semi-annual purchase date.

(3)	Includes 19,560,097 shares of common stock that were available for issuance under the 2002 Employee Stock Purchase Plan as of December 31, 2003. The 2002 Employee Stock Purchase Plan contains an automatic share increase provision and, accordingly, the number of shares of common stock reserved for issuance under the 2002 Employee Stock Purchase Plan will automatically increase on January 1 of each year by an amount equal to one percent (1%) of the total number of shares outstanding as of December 31 of the preceding year, but in no event will any such annual increase exceed 600,000 shares.

(4)	Includes the VERITAS Stock Option Agreement with Gary L. Bloom, our Chairman, President and Chief Executive Officer, dated November 29, 2000. The option under this agreement was fully exercisable on the grant date for all of the 2,500,000 option shares at an exercise price of $88.00. However, any unvested shares purchased under the option will be subject to repurchase by us at the option exercise price paid per share should Mr. Bloom leave our employ prior to vesting in those shares. The option shares vest over a four-year period, in 48 equal monthly installments, beginning on December 17, 2000 and ending on December 17, 2004, at which time all the option shares will be fully vested. In the event we experience a change of control, liquidation, dissolution or other specified corporate transaction, the vesting will accelerate as to an additional 1/48th of the shares subject to the option for each month of employment completed with us from the date of grant to the date of such transaction. In addition, up to 50% of the option shares will vest on an accelerated basis at the time of the transaction, provided that if Mr. Bloom is requested to continue in the employ of the successor, then such accelerated vesting will occur upon the completion of six months of such continued employment.

(5)	Does not include equity compensation plans assumed by us in connection with acquisition transactions. As of December 31, 2003, options to purchase an aggregate of 4,760,670 shares of our common stock, at a weighted average exercise price of $16.09 per share, were outstanding under those assumed plans. No additional options may be granted under those assumed plans.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

      Our board of directors has selected KPMG LLP as our independent accountants to perform the audit of our financial statements for the year ending December 31, 2004. You are being asked to ratify this selection. KPMG has served as our independent accountants since April 2001. We expect that one or more representatives of KPMG LLP will be present at the meeting, will be able to make a statement, if they wish to do so, and will be able to respond to appropriate questions.

Accountants’ Fees

      The following table sets forth the aggregate fees billed by KPMG LLP for professional services during fiscal 2003 and 2002 on behalf of VERITAS and our subsidiaries, as well as out-of-pocket costs incurred in connection with these services:

	2003	2002

Audit Fees	$4,693,380	$1,846,670
Audit-Related Fees(1)	416,774	559,630
Tax Fees(2)	284,815	234,796
All Other Fees	—	—

Total	$5,394,969	$2,641,096

(1)	Audit-Related Fees were comprised of services for consulting related to audits, accounting and due diligence services related to VERITAS Software’s acquisitions and divestitures activities and other audit-related services

(2)	Tax Fees were comprised of services rendered in connection with various tax returns and compliance.

      All services provided by KPMG LLP in 2003 and 2002 were approved by the audit committee.

Pre-Approval of Services Required

      Under the policies and procedures established by our audit committee, all engagements for audit and permissible non-audit services to be provided by our independent registered public accounting firm must be pre-approved by the audit committee. The chair of the audit committee may pre-approve engagements of up to $250,000 pursuant to the following procedures:

1. Prior to commencing an engagement, our chief financial officer or corporate controller must notify the chair of the audit committee of: (a) the nature and scope of services, (b) the estimated engagement fee, and (c) a description of similar engagements performed during the current year, together with estimated fees paid or to be paid.

2. The nature and scope of services to be provided must relate to tax services, compliance review of international stock plans, statutory audit services, merger and acquisition diligence services, audit services related to corporate divestitures or general accounting advice.

3. Based on the information provided, the audit committee chair will determine whether or not the services contemplated will meaningfully impact the independence of the independent registered public accounting firm.

4. The chief financial officer or corporate controller will obtain a written consent from the audit committee chair pre-approving the engagement and provide a copy of the consent to the independent registered public accounting firm and our legal services department.

5. The audit committee will be informed of the pre-approved engagement at its next regularly scheduled committee meeting.

      The pre-approval policy prohibits the independent registered public accounting firm from providing the following services: bookkeeping or other services related to our accounting records or financial statements; financial information systems design and implementation; appraisal or valuation services; fairness opinions or contribution-in-kind reports; actuarial services; internal audit outsourcing services; management function services; human resource services; broker-dealer, investment adviser or investment banking services; legal services; and expert services unrelated to the audit.

      The audit committee has determined that the non-audit services provided by KPMG LLP are compatible with maintaining the independence of KPMG LLP.

Required Vote and Board Recommendation

      Our bylaws do not require that the stockholders ratify the selection of KPMG LLP as our independent accountants. However, we are submitting the proposal for ratification as a matter of good corporate practice. If our stockholders do not ratify the selection, the audit committee and the board of directors will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the audit committee and the board of directors, in their discretion, may change the appointment at any time during the year if we determine that such a change would be in the best interests of VERITAS Software and our stockholders.

      Stockholder ratification of KPMG LLP as our independent accountants requires the affirmative vote of a majority of the shares present and entitled to vote, either in person or by proxy, that are voted for or against the proposal.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF

KPMG LLP AS OUR INDEPENDENT ACCOUNTANTS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table shows how much of our common stock was beneficially owned as of June 28, 2004 by each director, each executive officer named in the summary compensation table, all executive officers and directors as a group, and by each holder of 5% or more of our common stock. To our knowledge and except as set forth in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable. Unless we indicate otherwise, each holder’s address is c/o VERITAS Software Corporation, 350 Ellis Street, Mountain View, CA 94043.

      The option column below reflects shares of common stock that are subject to options that are currently exercisable or are exercisable within 60 days after June 28, 2004. Those shares are deemed outstanding for the purpose of computing the percentage ownership of the person holding these options, but are not deemed outstanding for the purpose of computing the beneficial ownership of any other person. All options granted to non-employee directors, and some of the options granted to Mr. Bloom, are exercisable in full and are subject to rights of repurchase by us that lapse at a rate of  1/48 of the shares per month over four years from the date of grant. The table below includes all exercisable options, including those which are not yet vested. Percentage ownership is based on 432,444,235 shares outstanding on June 28, 2004.

Amount and Nature of Beneficial Ownership

				Percent of
Beneficial Owner	Shares	Options	Total	Class

AXA Financial, Inc.(1)	33,040,252	—	33,040,252	7.7%
FMR Corp.(2)	22,277,718	—	22,277,718	5.21%
Gary L. Bloom(3)	3,392	4,454,911	4,458,303	1.03%
Mark Bregman	3,189	412,500	415,689	*
Steven D. Brooks	17,035	310,045	327,080	*
Michael Brown	—	38,542	38,542	*
Edwin J. Gillis	994	253,750	254,744	*
Kristof Hagerman	1,085	322,918	324,003	*
Kurt J. Lauk	—	6,250	6,250	*
Mark Leslie(4)	1,285,546	993,582	2,279,128	*
Joseph D. Rizzi(5)	259,123	54,951	314,074	*
David J. Roux	—	91,043	91,043	*
Geoffrey Squire	—	497,266	497,266	*
Carolyn M. Ticknor	—	25,000	25,000	*
V. Paul Unruh	—	34,375	34,375	*
Fred van den Bosch	17,665	1,281,147	1,298,812	*
All executive officers and directors as a group (14 persons)	1,588,029	8,776,280	10,364,309	2.40%

*	Less than one percent

(1)	Based solely on information provided by AXA Financial, Inc. in a Schedule 13G filed with the Securities and Exchange Commission on February 10, 2004, on behalf of AXA Financial, Inc., AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle, and AXA. Beneficial ownership represents 33,030,989 shares beneficially owned by AXA Financial, Inc. as a parent holding company, representing sole voting power with respect to 14,120,109 shares, shared voting power with respect to 7,231,910 shares, sole dispositive power with respect to 32,953,755 shares and shared dispositive power with respect to 77,234 shares. The address of AXA Financial, Inc. is 1290 Avenue of the Americas, New York, New York, 10104. Beneficial ownership also represents 9,263 shares beneficially owned by AXA, as a parent holding company, representing sole voting power with respect to 8,563 shares, sole dispositive power with respect to 5,563 shares and shares dispositive power with respect to 3,700 shares. The address of AXA is 25, avenue Matignon, 75008 Paris, France. AXA owns AXA Financial, Inc., and is controlled by AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle, as a group.

(2)	Based solely on information provided by FMR Corp. in a Schedule 13G filed with the Securities and Exchange Commission on February 17, 2004. Beneficial ownership represents 22,277,718 shares beneficially owned by FMR Corp., as a parent holding company, representing sole dispositive power with respect to 22,277,718 shares and sole voting power with respect to 749,227 shares. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(3)	Includes 3,392 shares held of record by Bloom Family Trust.

(4)	Includes 1,285,546 shares held of record by Leslie Family Foundation and/or The Leslie Supporting Foundation. Mark Leslie resigned as a director effective as of May 31, 2004.

(5)	Includes 189,750 shares held of record by Rizzi 1990 Family Trust UTD 9/27/90, Joseph D. Rizzi and Elizabeth M. Rizzi, TTEES.

Section 16(a) Beneficial Ownership Reporting Compliance

      In accordance with Section 16(a) of the Securities Exchange Act of 1934 and the regulations of the Securities and Exchange Commission, our directors, executive officers and holders of more than 10% of our common stock are required to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the NASDAQ Stock Market and to furnish us with copies of all of the reports they file.

      Based solely on our review of the copies of the forms furnished to us and written representations from the reporting persons, we are unaware of any failures during 2003 to file Forms 3, 4 or 5 and any failures to file such forms in a timely basis.

OUR EXECUTIVE OFFICERS

      The names of our executive officers, their ages as of June 28, 2004 and their positions are shown below. The dates given for time of service with VERITAS include, when applicable, time served by each individual with one of our principal predecessor companies.

Name	Age	Positions

Gary Bloom	43	Chairman of the Board, President and Chief Executive Officer
Mark Bregman	46	Executive Vice President, Product Operations
John Brigden	39	Senior Vice President, General Counsel and Secretary
Jeremy Burton	36	Senior Vice President and Chief Marketing Officer
Edwin Gillis	55	Executive Vice President, Finance and Chief Financial Officer
Kristof Hagerman	40	Executive Vice President, Strategic Operations
Gregory Hughes	41	Executive Vice President, Global Services
Arthur Matin	47	Executive Vice President, Worldwide Sales

      Mr. Bloom has served as our President and Chief Executive Officer since November 2000 and as our Chairman of the board of directors since January 2002. Mr. Bloom joined us after a 14-year career with Oracle Corporation, an enterprise software company, where he served as Executive Vice President responsible for server development, platform technologies, marketing, education, customer support and corporate development from May 1999 to November 2000, as Executive Vice President of the systems product division from March 1998 to May 1999, as Senior Vice President of the systems products division from November 1997 to March 1998, as Senior Vice President of the worldwide alliances and technologies division from May 1997 to October 1997, as Senior Vice President of the product and platform technologies division from May 1996 to May 1997, and as Vice President of the mainframe and integration technology division and Vice President of the massively parallel computing division from 1992 to May 1996. Before joining Oracle Corporation in 1986, Mr. Bloom held technical positions in the mainframe area at both IBM and Chevron Corporation.

      Dr. Bregman has served as our Executive Vice President, Product Operations since February 2002. From August 2000 to October 2001, Dr. Bregman served as the Chief Executive Officer of AirMedia, Inc., a wireless Internet company. Prior to joining AirMedia, Dr. Bregman served a 16-year career with IBM, most recently as general manager of IBM’s RS/6000 and pervasive computing divisions from 1995 to August 2000.

      Mr. Brigden has served as our Senior Vice President, General Counsel and Secretary since May 2003. He served as our Vice President, General Counsel and Secretary from November 2001 to May 2003 and as our Vice President and General Counsel from May 2001 to November 2001. Before joining VERITAS, Mr. Brigden was Vice President of Business Development and General Counsel at Shutterfly, Inc., an Internet-based digital photo service company, from January 2000 to April 2001. Prior to Shutterfly, Mr. Brigden served as director of intellectual property for Silicon Graphics, Inc. from February 1997 to January 2000. Mr. Brigden is a member of the California Bar Association and is also licensed to practice law in Virginia, Washington, D.C., and before the United States Patent and Trademark Office.

      Mr. Burton has served as our Senior Vice President, Chief Marketing Officer since April 2002. Prior to joining VERITAS, Mr. Burton served as Senior Vice President of Product and Services Marketing at Oracle Corporation, an enterprise software company, and held positions in customer support, presales, product management and engineering, including leading the development of Oracle’s Java development tools, from October 1995 to April 2002.

      Mr. Gillis has served as our Executive Vice President, Finance and Chief Financial Officer since November 2002. Before joining VERITAS, Mr. Gillis served as Chief Financial Officer of Parametric Technology Corporation, a software company, from October 1995 to October 2002. Prior to Parametric, Mr. Gillis served for four years as chief financial officer of Lotus Development Corp., a software company. Before joining Lotus, Mr. Gillis spent 15 years with Coopers & Lybrand, an accounting firm, as a certified public accountant and general practice partner.

      Mr. Hagerman has served as our Executive Vice President, Strategic Operations since March 2003. He served as our Senior Vice President, Strategic Operations from August 2001 to March 2003 and as our Vice President, Strategic Alliances from February 2001 to August 2001. Before joining VERITAS, Mr. Hagerman served as founder and chief executive officer at Affinia Inc., an online affiliate marketing network, from September 1998 to September 2000 and as founder and chief executive officer of BigBook, Inc., an Internet yellow pages service, from 1995 until its acquisition by GTE in 1998. Before BigBook, Mr. Hagerman held various management positions in consulting, sales and marketing, business development and finance.

      Mr. Hughes has served as our Executive Vice President, Global Services since October 2003. Mr. Hughes joined us after a 10-year career at McKinsey & Co., a global management consulting service provider, where he most recently served as a Partner.

      Mr. Matin has served as our Executive Vice President, Worldwide Sales since March 2004. Mr. Matin joined us from Network Associates, Inc., a supplier of network security and management software, where he served as President of McAfee Security from December 2001 to March 2004. Prior to joining Network Associates, Mr. Matin was Senior Vice President of Worldwide Sales and Marketing at CrossWorlds Software Inc., a provider of enterprise application integration software, from January 2000 to November 2001. Prior to joining CrossWorlds, Mr. Matin spent 19 years at IBM managing U.S. and international sales operations, most recently as Vice President of the Industrial Sector for the Americas.

EXECUTIVE COMPENSATION

      The following table sets forth all compensation awarded to, earned by or paid for services rendered to VERITAS in all capacities during 2003, 2002, and 2001 by our chief executive officer and our four other most highly compensated executive officers for the year ended December 31, 2003. No other individuals who would have been includable in the table by reason of their salary and bonus for fiscal year 2003 terminated employment or otherwise ceased to have executive officer status during 2003. The information in the table includes the dollar value of base salaries, commissions and bonus awards, certain reimbursements, the number of shares subject to stock options granted and certain other compensation, whether paid or deferred. We do not grant stock appreciation rights and provide no long-term compensation benefits other than stock options under the current 2003 Plan.

Summary Compensation Table

						Long-Term
		Annual Compensation				Compensation Awards

						Securities		All Other
				Other Annual		Underlying		Compensation
Name and Principal Position	Year	Salary	Bonus(1)	Compensation		Options		(2)

Gary L. Bloom	2003	$1,000,000	$1,852,000	$—		400,000	(3)	$2,500
President, Chief Executive	2002	1,000,000	1,150,000	*		800,000		2,500
Officer, and Chairman of	2001	1,000,000	800,000	—		2,250,000		2,500
the Board
Fred van den Bosch(4)	2003	480,000	501,000	—		200,000	(3)	2,500
Former Chief Technology	2002	480,000	300,000	—		400,000		2,500
Officer, Executive Vice	2001	400,000	300,000	—		400,000		2,500
President, Advanced Technology Group
Mark Bregman(5)	2003	390,000	412,000	102,144	(6)	200,000	(3)	2,500
Executive Vice President,	2002	331,000	300,000	59,949	(7)	825,000		2,500
Product Operations	2001	—	—	—		—		—
Edwin J. Gillis(8)	2003	435,000	460,000	*		200,000	(3)	2,500
Chief Financial Officer,	2002	52,981	—	—		700,000		—
Executive Vice President,	2001	—	—	—		—		—
Finance
Kristof Hagerman(9)	2003	346,354	400,000	—		200,000	(3)	2,500
Executive Vice President,	2002	315,000	260,000	—		300,000		2,500
Strategic Operations	2001	242,051	210,000	—		275,000		2,500

*	Did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named executive officers.

(1)	Portions of bonuses for services rendered in 2003, 2002 and 2001 were paid in the following year.

(2)	Consists of the matching contributions we made on behalf of the named officers to our 401(k) plan.

(3)	Consists of stock options granted in February 2004 with respect to services rendered in 2003.

(4)	Mr. van den Bosch resigned as Chief Technology Officer, Executive Vice President, Advanced Technology Group in April 2004.

(5)	Mr. Bregman joined us in March 2002.

(6)	Consists of $43,605 in housing and personal travel expense and $58,539 for reimbursement of Mr. Bregman’s income tax liability for the 2002 tax year related to housing and personal travel expense paid by us in 2002.

(7)	Consists of housing and personal travel expenses.

(8)	Mr. Gillis joined us in November 2002.

(9)	Mr. Hagerman joined us in February 2001, and was promoted from Senior Vice President to Executive Vice President in February 2003.

Option Grants for 2003

      The following table sets forth information regarding stock option grants to each of the above-named officers for their service in fiscal 2003. These grants were made in February of 2004. During 2003, we granted to our employees options to purchase an aggregate of 8,001,833 shares of our common stock. The exercise price of all stock options was equal to the fair market value of our common stock on the date of grant. The stock options listed below vest over four years at the rate of 1/48th per month. All stock options have a term of 10 years, subject to earlier termination upon termination of employment.

      The potential realizable value table illustrates the hypothetical gains that would exist for the options at the end of the 10-year term of the option based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the term. The 5% and 10% assumed rates of annual compound stock price appreciation are mandated by Securities and Exchange Commission rules and do not represent our estimate or projection of future common stock prices. Actual gains, if any, on option exercises will depend on the future performance of our common stock and overall market conditions. The potential realizable values shown in this table may never be achieved.

		Percent of
		Total
	Number of	Options			Potential Realizable Value at
	Securities	Granted to			Assumed Rates of Stock Price
	Underlying	Employees in			Appreciation for Option Term
	Options	Fiscal Year	Exercise	Expiration
Name	Granted	2003	Price	Date	5%	10%

Gary L. Bloom	400,000	5.0%	$33.04	02/17/14	$8,311,471	$21,062,900
Fred van den Bosch	200,000	2.5%	$33.04	02/17/14	$4,155,736	$10,531,450
Mark Bregman	200,000	2.5%	$33.04	02/17/14	$4,155,736	$10,531,450
Edwin J. Gillis	200,000	2.5%	$33.04	02/17/14	$4,155,736	$10,531,450
Kristof Hagerman	200,000	2.5%	$33.04	02/17/14	$4,155,736	$10,531,450

Aggregate Option Exercises in 2003 and Year-End Option Values

      The following table sets forth information concerning stock option exercises during 2003 by each of the above-named officers, including the aggregate amount of gains on the date of exercise. The value realized for option exercises is the aggregate fair market value of our common stock on the date of exercise less the exercise price. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options held on December 31, 2003 by each of those officers. Also reported are values for “in-the-money” stock options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of our common stock as of December 31, 2003. The values for unexercised in-the-money options have not been, and may never be, realized. The fair market value is determined by the closing price of our common stock on December 31, 2003, as reported on the NASDAQ Stock Market, which was $37.02 per share.

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options
	Acquired		Options at Fiscal Year-End		at Fiscal Year-End
	Upon	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Gary L. Bloom	30,000	$617,904	3,489,988	2,030,012	$17,235,423	$22,137,277
Fred van den Bosch	554,307	$12,619,367	1,124,612	483,333	$12,251,729	$6,746,500
Mark Bregman	75,000	$851,730	237,500	512,500	$1,362,375	$6,422,625
Edwin J. Gillis	40,000	$838,324	149,583	510,417	$3,105,343	$10,596,257
Kristof Hagerman	75,000	$1,009,918	194,271	305,729	$1,115,500	$4,800,500

Employment Agreements

Employment Agreement with Chief Executive Officer

      The employment of our chief executive officer and president, Gary Bloom, is at-will and may be terminated by him or by us at any time for any reason. Mr. Bloom’s salary and bonus are recommended by the compensation committee and approved by our board of directors on an annual basis. Under the terms of Mr. Bloom’s employment contract with us, which expired in 2002, Mr. Bloom’s employment with us at the time of such expiration is to be treated no less favorably than the policies in effect at the time for our other senior executives.

Change of Control Agreement with Chief Executive Officer

      Mr. Bloom entered into a change in control agreement with us effective March 15, 2004. Under the terms of the agreement, in the event of a change of control, Mr. Bloom is entitled to accelerated vesting of his outstanding stock options as follows:

(1) If the acquiring or successor company assumes the outstanding options, issues comparable substitute options, or provides a cash incentive program that preserves the existing spread under the options, then each of Mr. Bloom’s outstanding options will vest and become exercisable immediately upon the consummation of the change of control with respect to 50% of the unvested shares under each option; or

(2) If the acquiring or successor company does not assume the outstanding options, issue comparable substitute options or provide a cash incentive program that preserves the existing spread under the options, then each of Mr. Bloom’s outstanding options will vest and become exercisable immediately upon the consummation of the change of control with respect to 100% of the unvested shares under each option.

      In addition, if Mr. Bloom’s employment with us terminates without cause, or if Mr. Bloom resigns with good reason within 12 months after consummation of a change of control, Mr. Bloom will be entitled to receive the following severance benefits: (1) continuation of base salary for a period of 18 months from the date of termination; (2) 100% of his target bonus, plus a pro-rated percentage of his target bonus based upon the number of days that have passed in the fiscal year as of the termination date; (3) acceleration of 100% of his unvested stock options; and (4) payment of COBRA premiums for health insurance for 18 months after termination.

      In order to receive these severance benefits, Mr. Bloom must comply with the terms of a restrictive covenant which includes, among other conditions: signing a confidentiality and intellectual property agreement, executing a release and being available to provide consulting services to us during the 18-month period during which he receives severance benefits and not performing functions similar to the functions he performed for us for any competing business during that 18-month period.

Employment Agreements with Named Executive Officers

      Our Chief Financial Officer and Executive Vice President, Finance, Edwin Gillis, entered into an employment agreement with us effective November 18, 2002. Under his employment agreement, Mr. Gillis will be paid an annual base salary of $435,000, which may be increased from time to time as determined by the chief executive officer, subject to approval of the compensation committee. Under his employment agreement, Mr. Gillis was guaranteed a target bonus of $290,000 in each of 2002 and 2003, with the bonus for 2002 paid on a pro-rated basis for the portion of 2002 that he was employed by us. After 2003, Mr. Gillis will be entitled to receive a performance bonus in accordance with our executive officer bonus plan. In addition, Mr. Gillis received a one-time grant of options to purchase 700,000 shares of our common stock and is also entitled to receive $280,000 for his relocation costs and expenses pursuant to the terms of his employment agreement. Mr. Gillis’ employment is at-will and may be terminated by him or by us at any time for any reason. To the extent that we provide to similarly situated employees any severance or other benefits,

Mr. Gillis is entitled to such benefits to the extent such benefits exceed the benefits granted in his employment agreement.

      If there is an involuntary termination of Mr. Gillis’ employment prior to November 18, 2004, he will be entitled to twelve months of base salary (or a bonus based on six months of on-target earnings), payable over 12 months. In addition, he will be entitled to accelerated vesting of all unvested stock options held by him that would have vested within one year from the date of the involuntary termination, and the continued exercisability of all stock options for 90 days from the later of the date of the involuntary termination or the date he ceases providing consulting services to us. Mr. Gillis’ receipt of any severance benefits is conditioned upon his signing a termination and general release agreement with us. Mr. Gillis will not be entitled to receive severance benefits, except those under our benefits plans, if he voluntarily resigns or if we terminate his employment for cause.

      Mr. van den Bosch entered into an employment agreement with us effective May 28, 1999. Under this employment agreement, he will be paid a base salary and will be entitled to receive a performance bonus as determined by the board of directors or the compensation committee. His employment agreement provided for a term of one year and provided that at the end of its term, he will continue on a month-to-month basis on the terms and conditions in the employment agreement. Mr. van den Bosch is not entitled to receive severance benefits under the terms of his agreement, except those under our benefits plans. Mr. van den Bosch resigned as an executive officer in April 2004.

      Arthur Matin joined us as our Executive Vice President, Worldwide Sales, in March of 2004. Under the terms of his employment, Mr. Matin will be paid an annual base salary of $600,000. Mr. Matin will be eligible to participate in our executive office bonus plan with a target annual bonus of $400,000. The bonus plan will be pro-rated in 2004 for the portion of 2004 that Mr. Matin was employed by us. In addition, Mr. Matin received a sign-on bonus of $200,000 and will receive another $200,000 bonus after he has been employed by us for 6 months. In addition, Mr. Matin received a one-time grant of options to purchase 600,000 shares of our common stock and 200,000 restricted stock units. Mr. Matin is also entitled to receive a one-time payment for legal expenses incurred in connection with commencing employment with VERITAS, as well as reimbursement for his relocation costs and expenses. Mr. Matin’s employment is at-will and may be terminated by him or by us at any time for any reason.

Change of Control Agreements with Named Executive Officers

      Our other named executive officers have entered into a change in control agreement with us effective March 15, 2004. Under the terms of these agreements, in the event of a change of control, the executive officer is entitled to accelerated vesting of the executive officer’s outstanding stock options as follows:

(1) If the acquiring or successor company assumes the outstanding options, issues comparable substitute options or provides a cash incentive program that preserves the existing spread under the options, then each of the executive officer’s outstanding options will vest and become exercisable immediately upon the consummation of the change of control with respect to 50% of the unvested shares under each option; or

(2) If the acquiring or successor company does not assume the outstanding options, issue comparable substitute options or provide a cash incentive program that preserves the existing spread under the options, then each of the executive officer’s outstanding options will vest and become exercisable immediately upon the consummation of the change of control with respect to 100% of the unvested shares under each option.

      In addition, if the executive officer’s employment with us terminates without cause, or if the executive officer resigns with good reason within 12 months after consummation of a change of control, the executive officer will be entitled to receive the following severance benefits: (1) continuation of base salary for a period of 12 months from the date of termination; (2) 100% of the executive officer’s target bonus, plus a pro-rated percentage of their target bonus based upon the number of days that have passed in the fiscal year as of the termination date; (3) acceleration of 100% of the executive officer’s unvested stock options; and (4) payment of COBRA premiums for health insurance for 12 months after termination.

      In order to receive these severance benefits, an executive officer must comply with the terms of a restrictive covenant which includes, among other conditions: signing a confidentiality and intellectual property agreement, executing a release and being available to provide consulting services to us during the 12-month period during which the executive officer receives severance benefits and not performing functions similar to the functions the executive officer performed for us for any competing business during that 12-month period.

      The severance benefits under our benefits plans entitle employees to continue to receive health, dental and life insurance coverage for a specified period of time after termination of employment.

Compensation Committee Interlocks and Insider Participation

      We have a separately designated compensation committee of the board of directors. Our compensation committee consists of Michael Brown, Joseph D. Rizzi and Carolyn M. Ticknor, who serves as chair of the compensation committee. Mr. Brown joined the committee in May 2003 and Ms. Ticknor joined the committee and was appointed chair in November 2003. William H. Janeway served as a member of our compensation committee until his retirement from our board of directors in May 2003. Steven D. Brooks served as a member of our compensation committee until November 2003. Each member of the compensation committee is an independent director as defined by current NASDAQ Stock Market listing standards.

      None of the persons who served on our compensation committee during any part of 2003 had any interlocking relationship as defined by the Securities and Exchange Commission.

      The following pages contain a report issued by our compensation committee relating to executive compensation for 2003, a report issued by our audit committee and a section titled “Stock Price Performance” containing a stock price performance graph. Stockholders should be aware that under Securities and Exchange Commission rules, the report on executive compensation by the compensation committee, the audit committee report and the stock price performance graph are not deemed to be “soliciting material” or “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934 or the Securities Act of 1933, except to the extent that we specifically incorporate this information by reference.

REPORT ON EXECUTIVE COMPENSATION

      The compensation committee of VERITAS Software’s board of directors is responsible for the review of all cash and equity compensation for our executive officers. The cash and equity compensation for our chief executive officer is approved by a majority of our independent directors, and the cash and equity compensation for all other executive officers is approved by the compensation committee. The compensation committee has the sole and exclusive authority to issue stock options and other stock or stock-based awards under our 2003 Stock Incentive Plan to our executive officers. The compensation committee is composed entirely of independent, non-employee directors. The compensation committee met five times in 2003 and acted by unanimous written consent ten times, granting stock options by unanimous written consent eight of those times. The purpose of this report is to summarize the philosophical principles, specific program elements and other factors considered by the compensation committee in making decisions about executive compensation.

      General compensation policy. Our philosophy in compensating our executive officers, including our chief executive officer, is to relate compensation to corporate financial performance and individual performance. In addition, we believe that compensation for our executive officers should be competitive with compensation paid by other companies in our peer group for executives holding comparable positions. We relate a portion of each individual’s total annual compensation to financial objectives set forth at the beginning of the fiscal year. Long-term equity incentives for our executive officers for the 2003 fiscal year were effected through grants of stock options. Stock options generally have value for the executive only if the price of VERITAS Software’s common stock increases above the fair market value on the grant date, and the executive remains employed for the period required for the shares to vest.

      The base salaries for our executive officers are determined in part by the compensation committee reviewing one or more executive compensation surveys from independent sources, such as the Radford Associates Executive Compensation Report. This survey is nationally known for its database of high technology company compensation practices. The compensation committee also reviews and compares the practices of other companies with respect to stock option grants to executive officers. For 2004, the compensation committee engaged an independent executive compensation consultant to advise the compensation committee on matters related to executive compensation.

      The incentive compensation for our executive officers is based on two separate bonus plans. Our 2003 Executive Incentive Compensation Plan provides for annual cash bonuses to our chief executive officer and executive vice presidents based upon achieving pro forma EPS (earnings per share) and revenue growth targets established at the beginning of the fiscal year. Our 2003 Variable Bonus Plan provides for semi-annual cash bonuses to be paid to executive officers, other than our chief executive officer and executive vice presidents, based on achieving pro forma operating income targets established at the beginning of the fiscal year. Depending on the extent to which these targets are achieved, a multiplier may be applied to pre-established target bonuses. These bonuses are subject to the discretion of the compensation committee based on its assessment of the participant’s individual performance in attaining specific or overall goals and contribution to the company during the applicable fiscal year. We believe that these performance-based bonus plans align the interests of our chief executive officer and executive officers with the interests of our stockholders by providing incentives for achieving or overachieving company financial goals, thereby creating shareholder value through an increase in revenues and profitability.

      In preparing the performance graph for this proxy statement, the S & P Systems Software Index was selected as our published line of business index, as we believe that this index is a good indication of stock price performance with respect to its industry. The compensation committee believes that the data contained in the compensation surveys reviewed by the compensation committee, which surveys include certain companies included in the S & P Systems Software Index, is a good benchmark with respect to executive compensation practices in our industry; however, these surveys do not have complete overlap with the S & P Systems Software Index.

      Base compensation. The base compensation for our executive officers was established at the beginning of 2003. Except for one executive who received a promotion, we did not increase the annual base salaries for our executive officers in 2003 because we believed these base salaries to be competitive.

      Incentive compensation. Incentive cash bonuses were awarded to executive officers in the form of performance-based bonuses as described below.

•	For Gary Bloom, Mark Bregman, Edwin Gillis, Kristof Hagerman, Greg Hughes and Fred van den Bosch, bonuses for 2003 were based on the attainment of EPS and revenue growth targets established at the beginning of 2003. The compensation committee reviews EPS and revenue growth targets on a semi-annual basis to determine if any adjustments are necessary based on general or industry-specific business trends; no adjustments to these targets were made in 2003. Based on VERITAS Software’s overachievement of EPS and revenue growth targets for 2003, the amount of the bonuses paid exceeded the applicable target bonuses established at the beginning of the fiscal year. For executive officers, target bonuses are generally two-thirds of their base salaries, and for our chief executive officer the target bonus was 115 percent of his base salary. For 2003, the annual bonus payments to the executive officers ranged from $100,000 to $501,000, and the annual bonus payment to our chief executive officer was $1,852,000. These bonuses were paid in February 2004.

•	For all other executive officers not covered by the bonus plan mentioned above, bonuses for 2003 were based on the attainment of pro-forma operating income targets established at the beginning of 2003. Bonuses under this plan were paid out semi-annually. Based on VERITAS Software’s overachievement of pro forma operating profit for 2003, the amount of the bonuses paid were in excess of the applicable target bonuses established at the beginning of the fiscal year. Target bonuses are generally 25 percent of an executive officer’s base compensation. For 2003, the annual bonus payments to these executive officers ranged from $112,000 to $115,000. These bonuses were paid in February 2004.

      Stock options. Stock options were granted to executive officers with regard to their service in 2003 to aid in their retention and to align their interests with those of VERITAS Software’s stockholders. Stock options typically have been granted to executive officers when the executive first joins VERITAS Software, in connection with a significant change in responsibilities, to provide additional long-term incentives, and to address retention of our executive officers. Stock option positions of executive officers are reviewed annually relative to their retention value. The number of shares subject to each stock option granted is based on anticipated future contributions, past performance, past option grants, the number and value of unvested options, and consistency with industry-specific trends. The stock options granted to these executive officers with regard to their service in 2003 ranged from 100,000 to 200,000 shares of our common stock, and the stock option grant to our chief executive officer was for 400,000 shares of our common stock. We believe these grants to be consistent with those by other companies and industry trends. These grants were made in February 2004.

      Deferred compensation plans. Executive officers are entitled to participate in VERITAS Software’s 401(k) plan on terms generally available to all employees. Under the plan, employees may contribute up to 20% of their pretax salary, subject to certain limitations, and VERITAS Software matches approximately 50% of the employee contributions up to $2,500 per year. Executive officers are also entitled to participate in VERITAS Software’s non-qualified deferred compensation plan, which allows executive officers and other senior management to contribute up to 75% of their base compensation and up to 100% of their other compensation to an investment account for the purposes of deferring federal and state income taxes.

      Chief executive officer compensation. The cash compensation for our chief executive officer is reviewed by the compensation committee and approved by a majority of the independent directors of our board of directors. The compensation committee assists the independent board members by making recommendations with regard to the cash compensation of our chief executive officer. We did not increase the 2003 annual base salary for our chief executive officer but did increase his 2003 target performance-based bonus to $1,150,000 at the beginning of 2003. For 2003, our chief executive officer was awarded a performance-based bonus of $1,852,000 based on the overachievement of EPS and revenue growth targets and consideration of other relevant factors, such as our chief executive officer’s performance in attaining specific and overall goals and his contributions to the company during 2003. In addition, the compensation committee granted our chief executive officer a stock option to acquire 400,000 shares of our common stock. This grant was made in February 2004.

      Deductibility of executive compensation. Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for annual compensation deemed paid to named executive officers identified in the summary compensation table of the proxy statement to $1 million per individual, unless that compensation qualifies as performance based compensation pursuant to criteria established under a stockholder approved plan. The compensation committee considers the impact of this tax code provision when developing and implementing VERITAS Software’s executive compensation programs, but also believes that it is important to preserve the ability to design compensation programs to attract and retain skilled and qualified individuals in a highly competitive market for such talent. The compensation committee will tailor base salary, annual incentive bonuses and long-term incentive compensation in a manner that it believes prudent or necessary to hire and retain the company’s executive officers, and some of the compensation deemed paid to these executive officers may be nondeductible. Executive officers are also provided an opportunity to accumulate a source of retirement income by deferring a portion of their current compensation pursuant to the VERITAS Software’s non-qualified deferred compensation plan. Although the deferred compensation results in the deferral of VERITAS Software’s tax deduction of eligible compensation until actually paid to the executive officer, the compensation committee believes that the deferral program provides an important vehicle to promote the long-term retention of its executive officers.

Members of the Compensation Committee

Carolyn M. Ticknor (Chairwoman)*

Michael Brown
Joseph D. Rizzi

* Ms. Ticknor became Chairwoman of the compensation committee in November 2003.

AUDIT COMMITTEE REPORT

      The audit committee assists our board of directors in its oversight of VERITAS Software’s financial accounting, reporting and controls. Steven D. Brooks, David J. Roux, and V. Paul Unruh are the current members of the audit committee. The board of directors, in its business judgment, has determined that all members of the audit committee are “independent” as required by the listing standards of the NASDAQ Stock Market regarding audit committees. In addition, the board of directors, in its business judgment, has determined that Mr. Unruh, the chairman of the audit committee, is an “audit committee financial expert,” as defined by SEC regulations. The audit committee operates pursuant to a written charter amended by our board of directors in February 2004, a copy of which is included as Appendix A to this proxy statement.

      Management is responsible for the preparation, presentation, and integrity of VERITAS Software’s financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States of America. The audit committee discussed with VERITAS Software’s independent registered public accounting firm the overall scope and plans for its audit. The audit committee meets with VERITAS Software’s independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of VERITAS Software’s internal controls, and the overall quality of VERITAS Software’s financial reporting. The audit committee met 12 times in 2003 and did not act by unanimous written consent in 2003.

      In performing its oversight role, the audit committee considered and discussed the audited financial statements with management and the independent registered public accounting firm. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The audit committee received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The audit committee also considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining the auditors’ independence and has discussed with the auditors the auditors’ independence.

      VERITAS Software has restated its financial statements for the years ended December 31, 2002 and 2001, including the corresponding interim periods for 2002 and 2001 and the interim periods ended March, June and September 2003. In addition, VERITAS Software and its independent registered public accounting firm identified and reported to the audit committee significant internal control deficiencies that collectively constituted a material weakness in the company’s internal controls that existed during 2003 and prior periods. This audit committee report should be read in conjunction with the information set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Restatement of Consolidated Financial Statements,” “Financial Statements and Supplementary Data — Selected Quarterly Results of Operations,” “Controls and Procedures” and Note 2 of the Notes to Consolidated Financial Statements of VERITAS Software’s Annual Report on Form 10-K for the year ended December 31, 2003.

      Based on the reports and discussions described in this report, the audit committee recommended to our board of directors, and our board of directors approved, that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2003. The audit committee also selected KPMG LLP as VERITAS Software’s independent registered public accounting firm for the year ending December 31, 2004.

Members of the Audit Committee

V. Paul Unruh (Chairman)

Steven D. Brooks
David J. Roux

STOCK PRICE PERFORMANCE

      The graph below compares the cumulative total stockholder return on our common stock from December 31, 1998 to December 31, 2003 with the cumulative total return of the S&P 500 Index and the S&P Systems Software Index over the same period. These returns assume the investment of $100 in our common stock and in each of the other indices on December 31, 1998, and reinvestment of all dividends.

      The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of our common stock.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

AMONG VERITAS SOFTWARE CORPORATION, THE S&P 500 INDEX
AND THE S&P SYSTEMS SOFTWARE INDEX

	12/98	12/99	12/00	12/01	12/02	12/03

VERITAS Software Corporation	$100.00	$716.34	$656.87	$336.54	$117.26	$277.91
S&P 500 Index	$100.00	$121.04	$110.02	$96.95	$75.52	$97.18
S&P Systems Software Index	$100.00	$187.59	$94.45	$99.32	$74.55	$86.99

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      From January 1, 2003 to the date of this proxy statement, there have not been any transactions, and there are currently no proposed transactions, in which the amount involved exceeded $60,000 to which we or any of our subsidiaries were or are to be a party and in which any executive officer, director, 5% beneficial owner of our common stock, or any member of their immediate family, had or will have a direct or indirect material interest, except as described above under “Executive Compensation.” There are no business relationships between us and any entity of which a director of VERITAS is an executive officer or of which a director of VERITAS owns an equity interest in excess of 10%, involving payments for property or services in excess of 5% of our consolidated gross revenues for 2003.

ADDITIONAL INFORMATION

      Annual Report. Our annual report to stockholders is being mailed to you with this proxy statement. We have filed our annual report on Form 10-K for the year ended December 31, 2003 with the Securities and Exchange Commission. It is available at the Securities and Exchange Commission’s website at www.sec.gov.

      Stockholder Proposals for the 2005 Annual Meeting. We plan to hold our 2005 annual meeting of stockholders at 8:30 a.m. Pacific Time on May 4, 2005. If you want us to consider including a proposal in our proxy statement for our 2005 annual meeting, you must deliver a copy of your proposal to our Secretary at our principal executive offices at 350 Ellis Street, Mountain View, California 94043 no later than January 31, 2005. If you intend to present a proposal or nominate directors at our 2005 annual meeting of stockholders, but you do not intend to have it included in our 2005 proxy statement, you must deliver a written copy of your proposal or notice of director nomination to our Secretary at our principal executive offices between February 3, 2005 and March 5, 2005. If we do not receive your proposal within the specified time frame, you will not be permitted to raise your proposal at the annual meeting.

      Proxy Solicitation Costs. This proxy solicitation is being made and paid for by VERITAS Software Corporation. We have hired Georgeson Shareholder Communications Inc. to help us solicit proxies from brokers, bank nominees and other institutional owners. Georgeson may conduct this solicitation by telephone or personal solicitation. We expect to pay Georgeson a fee of approximately $13,000 for its services and will reimburse Georgeson for its reasonable out-of-pocket expenses, which we estimate will not be more than $5,000. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding voting information to the beneficial owners. Our directors, officers and regular employees may solicit proxies on our behalf, without additional compensation, in person or by telephone.

OTHER MATTERS

      Our board of directors does not presently intend to bring any other business before the meeting, and so far as is known to the board of directors, no matters are to be acted upon at the meeting other than the matters described above. However, if any other matter should properly come before the meeting, the proxy holders named on the enclosed proxy card will vote the shares for which they hold proxies in their discretion.

By order of the board of directors,

Gary L. Bloom
Chairman of the Board, President and Chief Executive Officer

Mountain View, California

July 23, 2004

      Whether or not you plan to attend the meeting, please submit a proxy by telephone, Internet or mail so that your shares may be represented at the meeting.

Appendix A

VERITAS SOFTWARE CORPORATION

CHARTER OF THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS
(as amended and restated on February 11, 2004)

A.     PURPOSE

      The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of VERITAS Software Corporation (the “Company”) is to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements, including oversight of the Company’s systems of internal controls and disclosure controls and procedures, compliance with legal and regulatory requirements, internal audit function, and the appointment, compensation and evaluation of the Company’s independent auditors.

B.     MEMBERSHIP

      The members of the Committee will be appointed by the Board based on the recommendation of the Corporate Governance and Nominating Committee, and shall serve at the discretion of the Board. The Committee shall consist of at least three members, meeting the following criteria (in each case to the extent that such requirement is effective from time to time):

1.	Each member will be an independent member of the Board in accordance with the rules of The Nasdaq Stock Market (“Nasdaq”);

2.	Each member will meet the independence requirements for audit committee members specified by the rules and regulations of the Securities and Exchange Commission (“SEC”);

3.	Each member will meet such other qualifications for membership on an audit committee as Nasdaq and the SEC may promulgate from time to time, including being able to read and understand fundamental financial statements at the time of appointment;

4.	At least one member will be an “audit committee financial expert” as defined by applicable SEC rules; and

5.	No member will have participated in the preparation of the financial statements of the Company or any current subsidiary at any time during the most recent three years.

      Unless the Board designates a chair, the members of the Committee may designate a chair by majority vote of the Committee membership. A majority of the members of the Committee will constitute a quorum for the transaction of the business of the Committee.

C.     AUTHORITY AND RESPONSIBILITIES

      The Committee has the authority to undertake the specific duties and responsibilities listed below and will have the authority to undertake such other specific duties as the Board may from time to time prescribe. The principal responsibilities of the Committee shall include the following:

      1. Processes, Controls and Risk Management

a.	Meet with management, the Company’s internal auditors and the Company’s independent auditors, to review the adequacy and effectiveness of the Company’s disclosure controls and procedures and its internal control over financial reporting, the completeness and accuracy of the Company’s financial statements and such other matters as the Committee may deem necessary or appropriate.

b.	Review with management the Company’s policies and practices regarding risk management.

c.	Review with management the status of pending or threatened legal proceedings that may have a significant impact on the Company’s financial statements.

d.	Review with management and the Company’s independent auditors any correspondence with regulators or governmental agencies and employee complaints that raise material accounting, internal control or reporting issues.

e.	Oversee the Company’s asset management policies, including an annual review of the Company’s investment policies for cash and short-term investments.

      2. Independent Auditors

a.	Appoint, evaluate the performance and continuing independence of and, if necessary, terminate the Company’s independent auditors. The Company’s independent auditors shall report directly to the Committee. The Committee shall have the sole authority to approve the hiring and termination of the Company’s independent auditors.

b.	Review relationships between the independent auditors and the Company that are disclosed by the Company’s independent auditors pursuant to Independence Standards Board Standard No. 1, and evaluate and terminate as necessary any relationships with the Company that the Committee believes could compromise the objectivity and independence of the independent auditors.

c.	Pre-approve all audit and permissible non-audit services to be provided to the Company by the Company’s independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is permissible) in accordance with applicable laws and regulations.

d.	Review with the Company’s independent auditors the annual audit plan, including the scope of audit activities, staffing of the audit and any other matters required to be discussed by Statement of Accounting Standard No. 61.

e.	Review with the Company’s independent auditors:

(i)	critical accounting policies and practices used by the Company;

(ii)	alternative treatments within generally accepted accounting principles of material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and

(iii)	other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

f.	Review with management and the independent auditors the results of the annual audit and quarterly reviews of the Company’s financial statements; significant events, transactions and accounting issues; and significant changes regarding accounting principles, practices, judgments and estimates.

g.	Resolve any disagreements among management and the independent auditors regarding financial reporting.

h.	Review the scope and performance of the Company’s internal audit function.

i.	Monitor the rotation of the partners of the independent auditors on the Company’s independent audit engagement team as required by applicable laws and regulations.

      3. Periodic Reports

a.	Review with management and the Company’s independent auditors as appropriate:

(i)	the Company’s audited financial statements and unaudited interim financial statements;

(ii)	the Company’s earnings announcements;

(iii)	the Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q; and

(iv)	the results of the independent auditors’ audit of the Company’s annual financial statements and review of the Company’s interim financial statements.

b.	Recommend to the Board whether to include the Company’s audited financial statements in the annual report on Form 10-K.

      4. Other Duties and Responsibilities

a.	Establish and monitor the procedures for:

(i)	the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

(ii)	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

b.	Review at least annually the adequacy of the Committee’s charter and recommend to the Board for its approval any changes to the Committee’s charter.

c.	Review developments in accounting principles, auditing standards, independence standards and reporting practices.

d.	Perform activities required by applicable laws and regulations and such other activities consistent with this charter, the Company’s certificate of incorporation and bylaws as the Committee or the Board may deem necessary or appropriate.

D.     INVESTIGATIONS, STUDIES AND OUTSIDE ADVISORS

      The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibility with full access to all books, records, facilities and personnel of the Company. The Committee may, at the expense of the Company, retain outside legal counsel (who may but need not be regular corporate counsel to the Company), accountants or other advisors to assist it in connection with its functions, as it deems necessary or appropriate. The Committee shall have sole authority to approve fees and retention terms for the independent auditors.

E.     FUNDING

      The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the Company’s independent auditors and any outside advisors employed by the Committee pursuant to this charter. The Company shall pay the ordinary administrative expenses of the Committee that are necessary or appropriate for the carrying out of its duties.

F.     MEETINGS

      The Committee will conduct such regular or special meetings as its chair shall deem necessary or appropriate. Meetings may be held telephonically. In lieu of a meeting, the Committee may also act by unanimous written consent.

G.     MINUTES

      The Committee will maintain written minutes of its meetings, which minutes (and any action by unanimous written consent) will be filed with the minutes of the meetings of the Board.

H.     REPORTS

      The Committee also shall report regularly to the Board (or the independent directors of the Board, as applicable), on such matters as the Committee determines are necessary or appropriate in the discharge of its duties. Such reports may be made orally or in writing.

      The Committee shall prepare all reports required to be included in the Company’s filings with the SEC, pursuant to and in accordance with applicable SEC rules, including annually preparing a report to the Company’s stockholders for inclusion in the proxy statement for the Company’s annual meeting.

I.     COMPENSATION

      Members of the Committee shall receive such fees, if any, for their services as Committee members as may be determined by the Board. Members of the Committee may not receive any compensation from the Company except the fees that they receive for services as a member of the Board or its committees.

J.     DELEGATION OF AUTHORITY

      The Committee may, to the extent permitted under applicable laws and regulations and the Company’s certificate of incorporation and bylaws, delegate authority to a subcommittee when appropriate.

Appendix B

VERITAS SOFTWARE CORPORATION

2003 STOCK INCENTIVE PLAN

AS AMENDED AND RESTATED EFFECTIVE MAY 13, 2004

ARTICLE ONE

GENERAL PROVISIONS

I.     PURPOSE OF THE PLAN

      This amended and restated 2003 Stock Incentive Plan is intended to promote the interests of VERITAS Software Corporation, a Delaware corporation, by providing eligible persons in the Corporation’s service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service.

II.  STRUCTURE OF THE PLAN

      A. The Plan shall be divided into two separate equity incentive programs:

1. the Discretionary Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock or stock appreciation rights tied to the value of such Common Stock, and

2. the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock pursuant to restricted stock awards, restricted stock units or other share right awards which vest upon the completion of a designated service period or the attainment of pre-established performance milestones, or such shares of Common Stock may be issued through direct purchase or as a bonus for services rendered the Corporation (or any Parent or Subsidiary).

      B. The provisions of Articles One and Four shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III.     ADMINISTRATION OF THE PLAN

      A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Grant and Stock Issuance Programs with respect to Section 16 Insiders. The Primary Committee shall also have full power and authority to administer the Discretionary Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs. However, the Board may, in its sole discretion, appoint a Secondary Committee to exercise separate but concurrent jurisdiction with the Primary Committee in the administration of the Discretionary Grant and Stock Issuance Programs with respect to one or more groups of persons eligible to participate in those programs other than Section 16 Insiders. The Board may also, in its sole discretion, retain the power to administer those programs with respect to all persons other than Section 16 Insiders.

      B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

      C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding options, stock appreciation rights, stock issuances or other stock-based awards thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Grant and Stock Issuance Programs under its jurisdiction or any stock option, stock appreciation right, stock issuance or other stock-based award thereunder.

      D. Subject to the express limitations of the Plan, the Plan Administrator shall, within the scope of its administrative authority under the Plan, have full power and authority to structure or otherwise modify any awards made under the Discretionary Grant and Stock Issuance Programs to persons residing in foreign jurisdictions or held by any such persons so as to comply with the applicable laws and regulations of the jurisdictions in which those awards are made or outstanding.

      E. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any stock option, stock appreciation right, stock issuance or other stock-based award made or granted under the Plan.

IV.     ELIGIBILITY

      A. The persons eligible to participate in the Discretionary Grant and Stock Issuance Programs are as follows:

(i) Employees, and

(ii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

      B. Non-employee Board members shall not be eligible to participate in either the Discretionary Grant or Stock Issuance Program.

      C. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine, (i) with respect to the grant of stock options or stock appreciation rights under the Discretionary Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of a granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option or stock appreciation right is to become exercisable, the vesting schedule (if any) applicable to the grant and the maximum term for which the grant is to remain outstanding and (ii) with respect to stock issuances or other stock-based awards under the Stock Issuance Program, which eligible persons are to receive such issuances or awards, the time or times when the issuances or awards are to be made, the number of shares subject to each such issuance or award, the vesting schedule (if any) applicable to the shares subject to such issuance or award and the consideration for such shares.

      D. The Plan Administrator shall have the absolute discretion either to grant options or stock appreciation rights in accordance with the Discretionary Grant Program or to effect stock issuances or other stock-based awards in accordance with the Stock Issuance Program.

V.     STOCK SUBJECT TO THE PLAN

      A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock reserved for issuance over the term of the Plan shall not exceed thirty-two million (32,000,000) shares. Such reserve includes an increase of eighteen million (18,000,000) shares authorized by the Board on May 13, 2004, subject to stockholder approval at the 2004 Annual Meeting, and shall be in addition to the shares of Common Stock reserved for issuance under the Corporation’s 1993 Equity Incentive Plan. Accordingly, issuances under the 1993 Equity Incentive Plan shall not reduce the number of shares of Common Stock reserved for issuance under this Plan, nor shall issuances under this Plan reduce the number of shares of Common Stock available for issuance under the 1993 Equity Incentive Plan. However, no new option grants shall be made under the 1993 Equity Incentive Plan after May 13, 2003, the date this Plan was originally approved by the Corporation’s stockholders.

      B. No more than thirty-three percent (33%) of the total number of shares of Common Stock from time to time authorized for issuance under the Plan shall be issued pursuant to the Stock Issuance Program.

      C. No one person participating in the Plan may receive stock options, stand-alone stock appreciation rights, direct stock issuances (whether vested or unvested) and other stock-based awards (whether in the form of restricted stock units or other share right awards) for more than 3,000,000 shares of Common Stock in the aggregate per calendar year, provided, however, that the aggregate number of shares of Common Stock issuable under stock options, stand-alone stock appreciation rights, direct stock issuances (whether vested or unvested) and other stock-based awards (whether in the form of restricted stock units or other share right awards) received during any calendar year by all persons participating in the Plan shall not exceed the aggregate number of shares reserved for issuance under the Plan as specified in Section V.A of this Article One.

      D. Shares of Common Stock subject to outstanding options or other awards made under the Plan shall be available for subsequent issuance under the Plan to the extent those options or awards expire, terminate or are cancelled for any reason prior to the issuance of the shares of Common Stock subject to those options or awards. Unvested shares issued under the Plan and subsequently repurchased by the Corporation, at a price per share not greater than the original issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for subsequent reissuance under the Plan. Should the exercise price of an option under the Plan be paid with shares of Common Stock, then the authorized reserve of Common Stock under the Plan shall be reduced only by the net number of shares issued under the exercised stock option. Should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or stock appreciation right or the issuance of fully-vested shares under the Stock Issuance Program, then the number of shares of Common Stock available for issuance under the Plan shall be reduced only by the net number of shares issued under the exercised stock option or stock appreciation right or the net number of fully-vested shares issued under the Stock Issuance Program. Such withholding shall in effect be treated under the Plan as a cash bonus, payable directly to the applicable taxing authorities on behalf of the individual concerned, in an amount equal to the Fair Market Value of the withheld shares, and shall not be treated as an issuance and immediate repurchase of those shares.

      E. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options, stand-alone stock appreciation rights, direct stock issuances and other stock-based awards under the Plan per calendar year, (iii) the number and/or class of securities and the exercise or base price per share in effect under each outstanding stock option or stock appreciation right under the Plan and (iv) the number and/or class of securities subject to each outstanding restricted stock unit or other stock-based award under the Plan and the issue price (if any) payable per share. Such adjustments to the outstanding options, stock appreciation rights or other stock-based awards are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under those options, stock appreciation rights or other stock-based awards The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

ARTICLE TWO

DISCRETIONARY GRANT PROGRAM

I.     OPTION TERMS

      Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

      A. Exercise Price.

1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the forms specified below:

(i) cash or check made payable to the Corporation,

(ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

(iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a brokerage firm (reasonably satisfactory to the Corporation for purposes of administering such procedure in compliance with the Corporation’s pre-notification/pre clearance policies) to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

      Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

      B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of seven (7) years measured from the option grant date.

      C. Effect of Termination of Service.

1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

(i) Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

(ii) Any option held by the Optionee at the time of death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the Optionee’s designated beneficiary or beneficiaries of that option.

(iii) Should the Optionee’s Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct while holding one or more outstanding options under this Article Two, then all those options shall terminate immediately and cease to be outstanding.

(iv) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is at that time exercisable. No additional shares shall vest under the option following the Optionee’s cessation of Service, except to the extent (if any) specifically authorized by the Plan Administrator in its sole discretion pursuant to an express written agreement with Optionee. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any shares for which the option has not been exercised.

2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while that option remains outstanding, to:

(i) extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration date of the option term,

(ii) include an automatic extension provision whereby the specified post-Service exercise period in effect for any option granted under this Article Two shall automatically be extended by an additional period of time equal in duration to any interval within the specified post-Service exercise period during which the exercise of that option or the immediate sale of the shares acquired under such option could not be effected in compliance with applicable federal and state securities laws, but in no event shall such an extension result in the continuation of such option beyond the expiration date of the term of that option, and/or

(iii) permit the option to be exercised, during the applicable post-Service exercise period, not as to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

      D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

      E. Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while any of the shares purchased under those options remain unvested, then the Corporation shall have the right to repurchase any or all of those unvested shares at a price per share equal to the lower of (i) the exercise price paid per share or (ii) the Fair Market Value per share of Common Stock at the time of the Optionee’s cessation of Service. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

      F. Limited Transferability of Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee’s death. Non-Statutory Options shall be subject to the same transfer restriction as for Incentive Options, except that the Plan Administrator may structure one or more Non-Statutory Options under the Discretionary Grant Program so that each such option may be assigned in whole or in part during the Optionee’s lifetime to one or more Family Members of the Optionee or to a trust established exclusively for the Optionee and/or one or more such Family Members, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two, and the options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

II.     INCENTIVE OPTIONS

      The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Seven shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

      A. Eligibility. Incentive Options may only be granted to Employees.

      B. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

      C. 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III.     STOCK APPRECIATION RIGHTS

      A. Authority. The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant stock appreciation rights in accordance with this Section III to selected Optionees or other individuals eligible to receive option grants under the Discretionary Grant Program.

      B. Types. Three types of stock appreciation rights shall be authorized for issuance under this Section III: (i) tandem stock appreciation rights (“Tandem Rights”), (ii) stand-alone stock appreciation rights (“Stand-alone Rights”) and (iii) limited stock appreciation rights (“Limited Rights”).

      C. Tandem Rights. The following terms and conditions shall govern the grant and exercise of Tandem Rights.

1. One or more Optionees may be granted a Tandem Right, exercisable upon such terms and conditions as the Plan Administrator may establish, to elect between the exercise of the underlying stock option for shares of Common Stock or the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested shares. To the extent an option is surrendered as to one or more shares of Common Stock subject thereto pursuant to the exercise of the Tandem Right, the option shall be cancelled with respect to those shares and shall no longer be exercisable for those shares.

2. No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled under this Section III may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

3. If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than seven (7) years after the date of the option grant.

      D. Stand-Alone Rights. The following terms and conditions shall govern the grant and exercise of Stand-alone Rights under this Article Two:

1. One or more individuals eligible to participate in the Discretionary Grant Program may be granted a Stand-alone Right not tied to any underlying option under this Discretionary Grant Program. The Stand-alone Right shall relate to a specified number of shares of Common Stock and shall be exercisable upon such terms and conditions as the Plan Administrator may establish. In no event, however, may the Stand-alone Right have a maximum term in excess of seven (7) years measured from the grant date. Upon exercise of the Stand-alone Right, the holder shall be entitled to receive a distribution from the Corporation in an amount equal to the excess of (i) the aggregate Fair Market Value (on the exercise date) of the shares of Common Stock underlying the exercised right over (ii) the aggregate base price in effect for those shares.

2. The number of shares of Common Stock underlying each Stand-alone Right and the base price in effect for those shares shall be determined by the Plan Administrator in its sole discretion at the time the Stand-alone Right is granted. In no event, however, may the base price per share be less than the Fair Market Value per underlying share of Common Stock on the grant date. In the event outstanding Stand-alone Rights are to be assumed in connection with a Change in Control transaction or otherwise continued in effect, the shares of Common Stock underlying each such Stand-alone Right shall be adjusted immediately after such Change in Control so as to apply to the number and class of securities into which those shares of Common Stock would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time. Appropriate adjustments to reflect such Change in Control shall also be made to the base price per share in effect under each outstanding Stand-alone Right, provided the aggregate base price shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding Stand-alone Rights under the Discretionary Grant Program, substitute, for the securities underlying those assumed rights, one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in the Change in Control transaction.

3. Stand-alone Rights shall be subject to the same transferability restrictions applicable to Non-Statutory Options and may not be transferred during the holder’s lifetime, except to one or more Family Members of the holder or to a trust established for the holder and/or one or more such Family Members or pursuant to a domestic relations order covering the Stand-alone Right as marital property. In addition, one or more beneficiaries may be designated for an outstanding Stand-alone Right in accordance with substantially the same terms and provisions as set forth in Section I.F of this Article Two.

4. The distribution with respect to an exercised Stand-alone Right may be made in shares of Common Stock valued at Fair Market Value on the exercise date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

5. The holder of a Stand-alone Right shall have no stockholder rights with respect to the shares subject to the Stand-alone Right unless and until such person shall have exercised the Stand-alone Right and become a holder of record of the shares of Common Stock issued upon the exercise of such Stand-alone Right.

      E. Limited Rights. The following terms and conditions shall govern the grant and exercise of Limited Rights under this Article Two:

1. One or more Section 16 Insiders may, in the Plan Administrator’s sole discretion, be granted Limited Rights with respect to their outstanding options under this Article Two.

2. Upon the occurrence of a Hostile Tender-Offer, the Section 16 Insider shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Tender-Offer) to surrender each option with such a Limited Right to the Corporation. The Section 16 Insider shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Tender-

Offer Price of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for those vested shares. Such cash distribution shall be made within five (5) days following the option surrender date.

3. The Plan Administrator shall pre-approve, at the time such Limited Right is granted, the subsequent exercise of that right in accordance with the terms of the grant and the provisions of this Section III. No additional approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution. Any unsurrendered portion of the option shall continue to remain outstanding and become exercisable in accordance with the terms of the instrument evidencing such grant.

      F. Post-Service Exercise. The provisions governing the exercise of Tandem, Stand-alone and Limited Stock Appreciation Rights following the cessation of the recipient’s Service shall be substantially the same as those set forth in Section I.C of this Article Two for the options granted under the Discretionary Grant Program, and the Plan Administrator’s discretionary authority under Section I.C.2 of this Article Two shall also extend to any outstanding Tandem, Stand-alone or Limited Stock Appreciation Rights.

      G. Net Counting. Upon the exercise of any Tandem, Stand-alone or Limited Right under this Section III, the share reserve under Section V of Article One shall be reduced by the net number of shares actually issued by the Corporation upon such exercise, and not by the gross number of shares as to which such Tandem, Stand-alone or Limited Right is exercised.

IV.     CHANGE IN CONTROL/ HOSTILE TAKE-OVER

      A. In the event of a Change in Control, each outstanding option or stock appreciation right under the Discretionary Grant Program shall automatically accelerate so that each such option or stock appreciation right shall, immediately prior to the effective date of that Change in Control, become exercisable as to all the shares of Common Stock at the time subject to such option or stock appreciation right and may be exercised as to any or all of those shares as fully vested shares of Common Stock. However, an outstanding option or stock appreciation right shall not become exercisable on such an accelerated basis if and to the extent: (i) such option or stock appreciation right is to be assumed by the successor corporation (or parent thereof) or is otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such option or stock appreciation right is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on any shares as to which the option or stock appreciation right is not otherwise at that time exercisable and provides for subsequent payout of that spread in accordance with the same exercise/vesting schedule applicable to those shares or (iii) the acceleration of such option or stock appreciation right is subject to other limitations imposed by the Plan Administrator at the time of the grant.

      B. All outstanding repurchase rights under the Discretionary Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of a Change in Control, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

      C. Immediately following the consummation of the Change in Control, all outstanding options or stock appreciation rights under the Discretionary Grant Program shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

      D. Each option which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments to reflect such Change in Control shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted stock options, stand-alone stock appreciation rights, direct stock issuances and other stock-based awards under the Plan per calendar year. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding options under the Discretionary Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

      E. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options or stock appreciation rights under the Discretionary Grant Program so that those options or stock appreciation rights shall, immediately prior to the effective date of a Change in Control, vest and become exercisable as to all the shares of Common Stock at the time subject to those options or stock appreciation rights and may be exercised as to any or all of those shares as fully vested shares of Common Stock, whether or not those options or stock appreciation rights are to be assumed in the Change in Control transaction or otherwise continued in effect. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Grant Program so that those rights shall immediately terminate upon the consummation of the Change in Control transaction, and the shares subject to those terminated rights shall thereupon vest in full.

      F. The Plan Administrator shall have full power and authority to structure one or more outstanding options or stock appreciation rights under the Discretionary Grant Program so that those options or stock appreciation rights shall vest and become exercisable as to all the shares of Common Stock at the time subject to those options or stock appreciation rights in the event the Optionee’s Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control transaction in which those options or stock appreciation rights do not otherwise vest on an accelerated basis. In addition, the Plan Administrator may structure one or more of the Corporation’s repurchase rights so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of such Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

      G. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options or stock appreciation rights under the Discretionary Grant Program so that those options or stock appreciation rights shall, immediately prior to the effective date of a Hostile Take-Over, vest and become exercisable as to all the shares of Common Stock at the time subject to those options or stock appreciation rights and may be exercised as to any or all of those shares as fully vested shares of Common Stock. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Grant Program so that those rights shall terminate automatically upon the consummation of such Hostile Take-Over, and the shares subject to those terminated rights shall thereupon vest in full. Alternatively, the Plan Administrator may condition the automatic acceleration of one or more outstanding options or stock appreciation rights under the Discretionary Grant Program and the termination of one or more of the Corporation’s outstanding repurchase rights under such program upon the subsequent termination of the Optionee’s Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of such Hostile Take-Over.

      H. The portion of any Incentive Option accelerated in connection with a Change in Control or Hostile Take-Over shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

      I. The outstanding options and stock appreciation rights shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

V.     PROHIBITION ON REPRICING

      The Plan Administrator shall not (i) implement any cancellation/regrant program pursuant to which outstanding options or stock appreciation rights under the Plan are cancelled and new options or stock appreciation rights are granted in replacement with a lower exercise price per share, (ii) cancel outstanding options or stock appreciation rights under the Plan with exercise prices per share in excess of the then current Fair Market Value per share of Common Stock for consideration payable in equity securities of the Corporation or (iii) otherwise directly reduce the exercise price in effect for outstanding options or stock appreciation rights under the Plan, without in each such instance obtaining stockholder approval.

ARTICLE THREE

STOCK ISSUANCE PROGRAM

I.     STOCK ISSUANCE TERMS

      Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each stock issuance under the program shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards or restricted stock units which entitle the recipients to receive the shares of Common Stock subject to those awards or units upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those awards or units.

A. Issue Price.

1. The price per share at which shares of Common Stock may be issued under the Stock Issuance Program shall be fixed by the Plan Administrator.

2. Shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(i)	cash or check made payable to the Corporation,

(ii)	past services rendered to the Corporation (or any Parent or Subsidiary) or

(iii)	any other valid consideration under the Delaware General Corporation Law.

B. Vesting Provisions.

1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon the attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards or restricted stock units which entitle the recipients to receive the shares of Common Stock subject to those awards or units upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those awards or units, including (without limitation) a deferred distribution date following the termination of the Participant’s Service.

2. The Plan Administrator shall also have the discretionary authority to structure one or more stock issuances or restricted stock unit or share right awards so that the shares of Common Stock subject to those issuances or awards shall vest (or vest and become issuable) upon the achievement of certain pre-established corporate performance goals based on one or more of the following criteria: (1) return on total stockholder equity; (2) earnings per share of Common Stock; (3) net income (before or after taxes); (4) earnings before interest, taxes, depreciation and amortization; (5) sales or revenue targets;

(6) return on assets, capital or investment; (7) market share; (8) cost reduction goals; (9) budget comparisons; (10) measures of customer satisfaction; (11) any combination of, or a specified increase in, any of the foregoing; (12) implementation or completion of projects or processes strategic or critical to the Corporation’s business operations; and (13) the formation of joint ventures, research or development collaborations, or the completion of other corporate transactions intended to enhance the Corporation’s revenue or profitability or expand its customer base. In addition, any of the foregoing listed performance goals may be based upon the attainment of specified levels of the Corporation’s performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Corporation’s business units or divisions or any Parent or Subsidiary. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned. The Plan Administrator shall have complete discretion, in setting any performance targets based on revenue, income, earnings or similar financial measures, to exclude any item or items deemed by the Plan Administrator to be extraordinary or unusual in nature and not incurred or realized in the ordinary course of business, whether or not those items would otherwise be deemed extraordinary in accordance with the standards established by Opinion No. 30 of the Accounting Principles Board,

3. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

4. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares. The Participant shall not have any stockholder rights with respect to the shares of Common Stock subject to a restricted stock unit or share right award until that award vests and the shares of Common Stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of Common Stock, on outstanding restricted stock unit or share right awards, subject to such terms and conditions as the Plan Administrator may deem appropriate.

5. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent, the Corporation shall repay to the Participant the lower of (i) the cash consideration paid for the surrendered shares or (ii) the Fair Market Value of those shares at the time of cancellation.

6. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Any such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to shares which were intended at the time of issuance to qualify as performance-based compensation under Code Section 162(m).

7. Outstanding share right awards or restricted stock units under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards or units, if the performance goals or Service requirements established for such awards or units are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to issue vested shares of Common Stock under one or more outstanding share right awards or restricted stock units as to which the designated performance goals or Service requirements have not been attained or satisfied. However, no vesting requirements tied to the attainment of performance goals may be waived with respect to awards or units which were intended, at the time those awards or units were granted, to qualify as performance-based compensation under Code Section 162(m).

II.     CHANGE IN CONTROL/HOSTILE TAKE-OVER

      A. All of the Corporation’s outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

      B. Each outstanding restricted stock unit or share right award assumed in connection with a Change in Control or otherwise continued in effect shall be adjusted immediately after the consummation of that Change in Control so as to apply to the number and class of securities into which the shares of Common Stock subject to the award immediately prior to the Change in Control would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time.

      C. The Plan Administrator shall have the discretionary authority to structure one or more unvested stock issuances or one or more restricted stock unit or other share right awards under the Stock Issuance Program so that the shares of Common Stock subject to those issuances or awards shall automatically vest (or vest and become issuable) in whole or in part immediately upon the occurrence of a Change in Control or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of that Change in Control transaction.

      D. The Plan Administrator shall also have the discretionary authority to structure one or more unvested stock issuances or one or more restricted stock unit or other share right awards under the Stock Issuance Program so that the shares of Common Stock subject to those issuances or awards shall automatically vest (or vest and become issuable) in whole or in part immediately upon the occurrence of a Hostile Take-Over or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of that Hostile Take-Over.

      E. The Plan Administrator’s authority under Paragraphs C and D of this Section II shall also extend to any stock issuances, restricted stock units or other share right awards intended to qualify as performance-based compensation under Code Section 162(m), even though the automatic vesting of those issuances, units or awards pursuant to Paragraph C or D of this Section II may result in their loss of performance-based status under Code Section 162(m).

ARTICLE FOUR

MISCELLANEOUS

I.     TAX WITHHOLDING

      A. The Corporation’s obligation to deliver shares of Common Stock upon the exercise of options or stock appreciation rights or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements. The Corporation shall also make appropriate arrangements to satisfy all applicable foreign tax withholding requirements which may be imposed in connection with the grant or exercise of options or stock appreciation rights under the Plan or the issuance or vesting of shares of Common Stock under the Plan.

      B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options, stock appreciation rights, restricted stock units or any other share right awards pursuant to which vested shares of Common Stock are to be issued under the Plan and any or all Participants to whom vested or unvested shares of Common Stock are issued in a direct issuance under the Stock Issuance Program with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the exercise of their options or stock appreciation rights, the issuance to them of vested shares or the subsequent vesting of unvested shares issued to them. Such right may be provided to any such holder in either or both of the following formats:

1. Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or stock appreciation right or upon the issuance of fully-vested shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder and make a cash payment equal to such Fair Market Value directly to the appropriate taxing authorities on the individual’s behalf. The shares of Common Stock so withheld shall not reduce the number of shares of Common Stock authorized for issuance under the Plan.

2. Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option or stock appreciation right is exercised, the vested shares are issued or the unvested shares subsequently vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with such exercise, share issuance or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder. The shares of Common Stock so delivered shall not be added to the shares of Common Stock authorized for issuance under the Plan.

II.     ASSUMPTION OR SUBSTITUTION OF OPTIONS

      A. The shares of Common Stock reserved for issuance under the Plan may, in the sole discretion of the Plan Administrator, be used to fund one or more shares of Common Stock issuable upon the exercise of (i) any Code Section 422 incentive stock option originally granted by a corporation or other entity acquired by the Corporation (or any Parent or Subsidiary), whether by merger or asset or stock sale, and assumed by the Corporation in connection with that acquisition or (ii) any Incentive Option granted under this Plan in substitution for such incentive stock option of the acquired entity. Any such assumption or substitution of options shall not be deemed to contravene the option exercise price requirements of Section I.A of Article Two, even if the exercise price per share of Common Stock under the assumed or substituted option is less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the date such assumption or substitution is effected, provided all of the following requirements are satisfied:

1. The excess of the aggregate Fair Market Value of the shares of Common Stock subject to the assumed or substituted option immediately after the assumption or substitution over the aggregate exercise price in effect for those shares is not greater than the excess of the aggregate fair market value of the shares of stock subject to the option immediately prior to such assumption or substitution over the aggregate exercise price payable for those shares.

2. The ratio of the exercise price to the Fair Market Value per share of Common Stock subject to the assumed or substituted option immediately after such assumption or substitution is no more favorable to the Optionee than the ratio of the exercise price to the fair market value per share immediately prior to such assumption or substitution.

3. The assumed or substituted option does not provide the Optionee with any additional benefits the Optionee did not otherwise have under the option immediately prior to the assumption or substitution.

4. In the case of a substitution, the option granted by the acquired entity must be cancelled at the time of such substitution, and the Optionee must have no further rights under that cancelled option.

III.     SHARE ESCROW/LEGENDS

      Unvested shares issued under the Plan may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

IV.     EFFECTIVE DATE AND TERM OF THE PLAN

      A. The Plan became effective on May 13, 2003 upon stockholder approval at the 2003 Annual Meeting.

      B. The Plan shall terminate upon the earliest to occur of (i) December 31, 2012, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully vested shares or (iii) the termination of all outstanding options, stock appreciation rights, restricted stock units and other share right awards in connection with a Change in Control. Should the Plan terminate on December 31, 2012, then all option grants, stock appreciation rights, unvested stock issuances, restricted stock units and other share right awards outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such grants, issuances or awards.

V.     AMENDMENT OF THE PLAN

      A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options, stock appreciation rights, unvested stock issuances or other stock-based awards at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, amendments to the Plan will be subject to stockholder approval to the extent required under applicable law or regulation or pursuant to the listing standards of the stock exchange (or the Nasdaq National Market) on which the Common Stock is at the time primarily traded.

      B. Options and stock appreciation rights may be granted under the Discretionary Grant Program and stock-based awards may be made under the Stock Issuance Program that in each instance involve shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided no shares shall actually be issued pursuant to those grants or awards until the number of shares of Common Stock available for issuance under the Plan is sufficiently increased by stockholder approval of an amendment of the Plan sufficiently increasing the share reserve. If stockholder approval is required and is not obtained within twelve (12) months after the date the first excess grant or award made against such contingent increase, then any options, stock appreciation rights or other stock-based awards granted on the basis of such excess shares shall terminate and cease to be outstanding.

      C. The Plan was amended on May 13, 2004, subject to stockholder approval at the 2004 Annual Meeting in order to effect the following changes: (i) increase the number of shares of Common Stock reserved for issuance under the Plan by an additional eighteen million (18,000,000) shares, (ii) expand the types of stock-based awards available under the Plan so as to include stock appreciation rights and restricted stock units and other stock-based awards which vest and become payable either upon the attainment of designated performance goals or the satisfaction of specified service requirements or upon the expiration of a designated time period following such vesting events, including (without limitation) a deferred distribution date following the termination of the individual’s service with the Corporation, (iii) eliminate the limitation on the maximum number of shares of Common Stock which may be issued under the Stock Issuance Program, (iv) bring the provisions of the Plan into compliance with recent changes in the Nasdaq requirements for listed companies and the Treasury regulations applicable to plans under which incentive stock options may be granted and (v) effect a series of additional revisions to facilitate plan administration and to establish net counting provisions so that the share reserve is reduced only by the actual number of shares issued under the amended Plan, and not by the gross number of shares subject to awards made thereunder. The forgoing changes shall be effective as to all awards made under the Plan on or after May 13, 2004. However, should the Corporation’s stockholders not approve the amendment at the 2004 Annual Meeting, then none of the changes and revisions effected by such amendment shall become effective. In addition, no stock options, stock appreciation rights or direct stock issuances or other stock-based awards shall be made on the basis of the share increase authorized by such amendment, unless and until such increase is approved by the Corporation’s stockholders at the 2004 Annual Meeting.

VI.     USE OF PROCEEDS

      Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VII.     REGULATORY APPROVALS

      A. The implementation of the Plan, the granting of any stock option or stock appreciation right or other stock-based award under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or stock appreciation right or (ii) pursuant to any award under the Stock Issuance Program shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options, stock appreciation rights or other stock-based awards granted under it and the shares of Common Stock issued pursuant to it.

      B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of applicable securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

VIII.     NO EMPLOYMENT/SERVICE RIGHTS

      Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

APPENDIX

      The following definitions shall be in effect under the Plan:

      A. Board shall mean the Corporation’s Board of Directors.

      B. Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i) a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction, or

(ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation, or

(iii) any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) under the 1934 Act (other than the Corporation or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Corporation) becomes directly or indirectly the beneficial owner (within the meaning of Rule 13d-3 under the 1934 Act) of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of the Corporation’s securities outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Corporation or the acquisition of outstanding securities held by one or more of the Corporation’s stockholders.

      C. Code shall mean the Internal Revenue Code of 1986, as amended.

      D. Common Stock shall mean the Corporation’s common stock.

      E. Corporation shall mean VERITAS Software Corporation, a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of VERITAS Software Corporation which shall by appropriate action adopt the Plan.

      F. Discretionary Grant Program shall mean the discretionary grant program in effect under Article Two of the Plan pursuant to which stock options and stock appreciation rights may be granted to one or more eligible individuals.

      G. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

      H. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

      I. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading on the Nasdaq National Market on the date in question, as that price is reported by the National Association of Securities Dealers. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price at the close of regular hours trading on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling sale price per share of Common Stock at the close of regular hours trading on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price at the close of regular hours trading on the last preceding date for which such quotation exists.

      J. Family Member means, with respect to a particular Optionee or Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, bother-in-law or sister-in-law.

      K. Hostile Take-Over shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

(i) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination, or

(ii) a Hostile Tender-Offer.

      L. Hostile Tender-Offer shall mean the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than thirty percent (30%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board does not recommend such stockholders to accept.

      M. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

      N. Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

(i) such individual’s involuntary dismissal or discharge by the Corporation (or any Parent or Subsidiary) for reasons other than Misconduct, or

(ii) such individual’s voluntary resignation following (A) a change in his or her position with the Corporation (or any Parent or Subsidiary) which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her aggregate level of base salary and target bonus under any corporate-performance based bonus or incentive program by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation (or any Parent or Subsidiary) without the individual’s consent.

      O. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

      P. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

      Q. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

      R. Optionee shall mean any person to whom an option is granted under the Discretionary Grant Program.

      S. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      T. Participant shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

      U. Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

      V. Plan shall mean the Corporation’s 2003 Stock Incentive Plan, as set forth in this document.

      W. Plan Administrator shall mean the particular entity, whether the Primary Committee, the Secondary Committee or the Board, which is authorized to administer the Discretionary Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

      X. Plan Effective Date shall mean the date the Plan became effective and is coincidental with the date the Plan was approved by the Corporation’s stockholders. The Plan Effective Date is accordingly May 13, 2003, the date the stockholders approved the Plan at the 2003 Annual Meeting.

      Y. Primary Committee shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Grant and Stock Issuance Programs with respect to Section 16 Insiders.

      Z. Secondary Committee shall mean a committee of one or more Board members appointed by the Board to administer the Discretionary Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

      AA. Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

      BB. Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance. Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that for a leave which exceeds ninety (90) days, Service shall be deemed, for purposes of determining the period within which any outstanding option held by the Optionee in question may be exercised as an Incentive Option, to cease on the ninety-first (91st) day of such leave, unless the right of that Optionee to return to Service following such leave is guaranteed by law or statute. Except to the extent otherwise required by law or expressly authorized by the Plan Administrator, no Service credit shall be given for vesting purposes for any period the Optionee or Participant is on a leave of absence.

      CC. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

      DD. Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

      EE. Stock Issuance Program shall mean the stock issuance program in effect under Article Three of the Plan.

      FF. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      GG. 10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

      HH. Tender-Offer Price shall mean the greater of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Tender-Offer or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Tender-Offer. However, if the surrendered option is an Incentive Option, the Tender-Offer Price shall not exceed the clause (i) price per share.

      II. Withholding Taxes shall mean the applicable income and employment withholding taxes to which the holder of an option or stock appreciation right or shares of Common Stock under the Plan may become subject in connection with the grant or exercise of those options or stock appreciation rights or the issuance or vesting of those shares.

VERITAS SOFTWARE CORPORATION
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
AUGUST 25, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
VERITAS SOFTWARE CORPORATION

     The undersigned hereby appoints Gary L. Bloom, Edwin J. Gillis and John F. Brigden, and each of them, each with full power of substitution and resubstitution, to represent the undersigned at the annual meeting of stockholders of VERITAS Software Corporation to be held at 8:30 a.m. Pacific Time on Wednesday, August 25, 2004 at 350 Ellis Street, Mountain View, California, and at any adjournments or postponements of the meeting, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the matters set forth on the reverse side.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE THREE NOMINEES LISTED IN PROPOSAL NO. 1 AND “FOR” PROPOSAL NOS. 2 AND 3. At their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements of the meeting to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934.

(Continued and to be marked, dated and signed on the other side)

Address Change/Comments (mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE  ▲

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	Mark Here for Address Change or Comments	☐

The Board of Directors recommends a vote “FOR” proposals 1, 2 and 3.

ITEM 1. ELECTION OF DIRECTORS

Nominees:		FOR	WITHHELD FOR ALL	FOR ALL EXCEPT
01 02 03	Michael Brown Kurt J. Lauk Fred van den Bosch	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the name(s) on the line below.

		FOR	AGAINST	ABSTAIN
ITEM 2–	APPROVAL OF AMENDED AND RESTATED 2003 STOCK INCENTIVE PLAN	☐	☐	☐
		FOR	AGAINST	ABSTAIN
ITEM 3.–	RATIFICATION OF KPMG LLP AS INDEPENDENT ACCOUNTANTS FOR CURRENT FISCAL YEAR	☐	☐	☐

Signature	Signature	Date

NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

▲ FOLD AND DETACH HERE  ▲

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time
August 24, 2004.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.eproxy.com/vrts		1-800-435-6710		Mellon Investor Services
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Attn: Proxy Processing Post Office Box 3803 South Hackensack, NJ 07606-9503 Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on
the Internet at www.veritas.com